UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14a

PROXY STATEMENT
Pursuant to Section 14(A) of The Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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HOPE BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

3200 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90010

TO OUR STOCKHOLDERS:

Difficult times often inspire adaptation and even growth, and I am pleased with the way in which our teammates at Bank of Hope worked together and adapted to the unforeseen realities presented by COVID-19. Rather than waiting for things to return to any sense of normalcy, we took action to seek opportunities in the changes that have been and will continue to be made during the pandemic and strove to make them part of our permanent competitive advantages. After five years of investments in our infrastructure and recruitment of teammates with meaningfully broader banking experience, we are a much more diversified and stronger financial institution today. I believe our strong financial performance in 2021 is a direct result of these investments, and I look forward to apprising you of our continued progress.

I am pleased to invite you to attend the virtual 2022 Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”) of Hope Bancorp, Inc., the holding company of Bank of Hope. The Meeting will be held on Thursday, May 19, 2022, at 10:30 a.m., Pacific Time. In light of the ongoing public health concerns regarding the COVID-19 pandemic and to support the health and well-being of our employees, directors, stockholders and the community, the Meeting will once again be held in a virtual meeting format only. You will be able to vote and submit questions electronically but will not be able to attend the annual meeting physically.

At the Meeting, you will be asked to elect each of our director nominees to serve until our 2023 annual meeting of stockholders, ratify the appointment of Crowe LLP as our independent registered public accounting firm for the 2022 fiscal year and vote on an advisory (non-binding) resolution to approve our executive compensation, all as further described in the accompanying proxy statement.

Your vote is very important. Whether or not you expect to attend the Meeting remotely, we encourage you to cast your vote via the Internet, by telephone, or if you prefer, by completing, signing, and returning your proxy card in the accompanying return envelope. Specific instructions for voting via the Internet or by telephone are stated on the proxy card. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares. Your cooperation is appreciated since a majority of the outstanding shares of our common stock must be represented, either in person or by proxy, for us to transact business at the Meeting.

Sincerely yours,
/s/ Kevin S. Kim
Kevin S. Kim
Chairman, President & Chief Executive Officer
Los Angeles, California
April 22, 2022

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3200 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90010
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	Thursday, May 19, 2022

TIME	10:30 a.m. Pacific Daylight Time

PLACE	Via the Internet at: http://www.meetnow.global/MLA6QFP

ITEMS OF BUSINESS	No.	Proposal

	1.	Election of 12 persons to serve as members of the Hope Bancorp board of directors until the next annual meeting and until their successors are elected and qualified.

	2.	Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

	3.	Approval, on an advisory and nonbinding basis, of the compensation of the Company’s “Named Executive Officers” as described in the accompanying Proxy Statement.

RECORD DATE	Holders of record of the Company’s voting common stock at the close of business on April 1, 2022, will be entitled to vote at the Meeting or any adjournment or postponement of the Meeting.

ANNUAL REPORT
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission on February 28, 2022 (the “Annual Report”) accompanies this proxy statement.

AVAILABILITY OF MATERIALS	The Company’s proxy statement and the Annual Report are also available on the Internet at: https://www.ir-hopebancorp.com/sec-filings/proxy-materials/default.aspx

PROXY VOTING
It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning the enclosed proxy card. Registered stockholders, that is, stockholders who hold stock in their own names, can also vote their shares by telephone or via the internet. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can also vote by telephone or the internet. Regardless of the number of shares you own, your vote is very important. Please act today.

We appreciate your continuing support and look forward to your participation in the virtual Annual Meeting.

DATED:	April 22, 2022 Los Angeles, California
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Angelee J. Harris
Angelee J. Harris
General Counsel & Corporate Secretary

This Proxy Statement and the Company’s 2021 Annual Report are available free of charge electronically online at
https://www.ir-hopebancorp.com/sec-filings/proxy-materials/default.aspx.

We are the holding company of Bank of Hope. Headquartered in Los Angeles, we have been providing financial services to the largest Korean American community in the country for more than 40 years and is today one of the leading Asian American banks in the United States. We serve a multi-ethnic population of customers through 54 full-service branches and two specialized Loan Production Offices across 10 different states.

National Geographic Presence

Nationwide footprint with meaningful presence, providing full banking services to the largest Asian American communities in the U.S.

Seattle
3 Branches, 1 SBA LPO,
1 Commercial Lending LPO
Portland
SBA LPO
Northern California
2 Branches, 1 SBA LPO,
1 Commercial Lending LPO
Southern California
27 Branches,
1 Residential Mortgage LPO
Denver
SBA LPO
Texas
4 Branches,
2 SBA LPOs
Illinois
4 Branches
Alabama
1 Branch
Atlanta
1 Branch,
1 SBA LPO
Virginia
2 Branches
New York/New Jersey
10 Branches, 1 SBA LPO,
2 Commercial Lending LPOs
Branches
LPOs
Branches and LPOs

This proxy statement contains forward-looking statements regarding Hope Bancorp, Inc.’s current expectations within the meaning of the applicable securities laws and regulations. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risks detailed in the company filings with the Securities and Exchange Commission, including the Risk Factors section of Hope Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. We assume no obligation to update any of these forward-looking statements.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should review all of the information contained in the proxy statement before voting.

Unless otherwise indicated in this proxy statement or the context otherwise requires: references to “we,” “our,” or “us” refer to Hope Bancorp, Inc., including our wholly owned subsidiary, Bank of Hope. When we reference “Company” we are referring to Hope Bancorp, Inc. and the use of “Bank” refers Bank of Hope.

DATE AND TIME	INTERNET ADDRESS FOR VIRTUAL MEETING	RECORD DATE
Thursday, May 19, 2022 10:30 a.m. Pacific Time	http://www.meetnow.global/MLA6QFP	April 1, 2022

VOTING MATTERS AND BOARD RECOMMENDATIONS
Proposal No.				Board Recommendation	Page No.
1.	Election of Directors. Election of each of the following director nominees, each for a one-year term expiring at the conclusion of the Hope Bancorp, Inc. 2023 annual meeting of shareholders.			FOR ALL	6
	• Kevin S. Kim	• Jinho Doo	• David P. Malone
	• Scott Yoon-Suk Whang	• Daisy Y. Ha	• Lisa K. Pai
	• Steven S. Koh	• Joon Kyung Kim	• Mary E. Thigpen
	• Donald D. Byun	• William J. Lewis	• Dale S. Zuehls
2.	Ratification of Auditor. Ratification of the appointment of Crowe LLP as Hope Bancorp’s independent registered public accounting firm for the year ending December 31, 2022.			FOR	26
3.	Advisory (Non-Binding) Vote on Executive Compensation. Approval, on an advisory and non-binding basis, of the compensation paid to our “Named Executive Officers” as disclosed in this proxy statement.			FOR	29

We cordially invite all stockholders to attend the Hope Bancorp, Inc. 2022 Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”). Only stockholders of record as of the close of business on April 1, 2022 (the “Record Date”) are entitled to notice of and to vote at the Meeting or at any postponement or adjournment thereof. We began mailing the attached Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 to our stockholders as of the Record Date on or about April 22, 2022.

Your vote is important. Whether or not you expect to attend the Meeting, please sign, date and return the enclosed Proxy Card in the postage paid envelope provided, or cast your vote by Internet or telephone by following the instructions on your Proxy Card as soon as you can. The vote of every stockholder is important, and we appreciate your cooperation in returning your executed Proxy or your Internet or telephone vote promptly.

Your Proxy, or your Internet or telephone vote, is revocable and will not affect your right to vote in person if you attend the virtual Annual Meeting. If your shares are registered in your name and you attend the virtual Annual Meeting, you may simply revoke your previously submitted Proxy by voting your shares at that time. If you receive more than one Proxy Card or Notice of Internet Availability of Proxy Materials because your shares are registered in different names or addresses, you will need to follow the instructions in each set of proxy materials that you receive to ensure that all your shares will be voted at the Annual Meeting. If your shares are held by a broker or other nominee holder, and are not registered in your name, you will need additional documentation from your broker or other record holder to vote your shares in person at the virtual Annual Meeting. Please indicate on the Proxy Card whether or not you expect to attend the virtual Annual Meeting.

BUSINESS AND 2021 PERFORMANCE SUMMARY

Our Company

We are the holding company of Bank of Hope (the “Bank”), the first and only super regional Korean American bank in the United States with $17.9 billion in total assets as of December 31, 2021. The Company is headquartered in Los Angeles and serves a multi-ethnic population of customers across the nation. Bank of Hope operates 54 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Alabama and Georgia. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, Oregon, New York City, Northern California and Houston; commercial loan production offices in Northern California and Seattle; residential mortgage loan production offices in Southern California; and a representative office in Seoul, Korea. The Company specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing.

Company Profile Today

Bank of Hope

"We are committed to improving the value of our services as **BANKERS**, providing comprehensive financial solutions as **EXPERTS**, and being good **NEIGHBORS** that foster growth for our customers and communities."

Hope Bancorp, Inc.

(Holding Company of Bank of Hope as of 12/31/2021)

Total Assets	Loans Receivable	Total Deposits
$17.9B	$14.0B	$15.0B

Only super regional Korean American bank in the nation

- **3rd** largest Asian American bank in the U.S.[1]
- **6th** largest bank head quartered in Los Angeles[1]
- **100th** largest financial institution in the U.S.[2]
- **22nd** largest SBA lender in the country by volume[3]
- Only Korean American bank with presence in Korea
- **Forbes** Only Korean American bank ever to be listed on Forbes' list of "Best Banks in America" since 2013

Leading national presence with full-service branch operations in 8 states strategically located in high density Asian-American communities)

- Presence in 3 additional states with specialized Loan Production Offices

Seasoned and experienced management and board

[1] Source: S&P Global (formerly SNL)
[2] Source: Federal Reserve Statistical Release as of December 31, 2021; Insured U.S.-chartered commercial banks ranked by consolidated assets
[3] Source: SBA national lender rankings for fiscal year 2021 ended September 30, 2021

Our 2021 Performance

Notwithstanding another challenging year of unforeseen realities presented by the COVID-19 pandemic, we successfully completed 2021 with numerous achievements that we believe positions our Company for improving financial performance in the coming years and a return to our more traditional growth levels. Certain of these achievements are highlighted below. For additional information, see “Compensation Discussion and Analysis – Executive Summary – 2021 Financial and Strategic Business Performance.”

Total deposits increased 5% year-over-year to $15.04 billion at December 31, 2021, with the composition of our deposits continuing to trend higher in our lower-cost deposit categories, and new loan production accelerated throughout 2021 to a record $3.99 billion, 30% higher than $3.08 billion in 2020. Loans receivable at year-end 2021 totaled $13.95 billion, increasing 3% over December 31, 2020.

While total assets at December 31, 2021 increased 5% year-over-year to $17.89 billion, noninterest expenses for 2021 increased 3% over 2020 to $293.3 million. As a result, our noninterest expense as a percentage of average assets decreased to 1.68% for 2021 from 1.72% for 2020, and our efficiency ratio improved to 52.72% for 2021 from 54.45% in the prior year. This, together with the broad improvements in our operating performance, resulted in a significant increase in net income of $204.6 million, or $1.66 per diluted common share, for 2021, compared with net income of $111.5 million, or $0.90 per diluted common share, in 2020.

Our Core Values

Our business is guided by our IT FITS® set of principles:

IT FITS®

I	• **Integrity:** *Maintaining the highest standards of honesty and ethical behavior in our day-to-day interactions with others*
T	• **Transparency**: *Being open and forthright in all of our business practices and communications*
F	• **Fairness:** *Committing to Diversity, Inclusion & Equality and acting without any bias or prejudice in all of our business conduct*
I	• **Initiative:** *Willingness to independently take action to resolve a problem, complete a task, or develop an innovative response to a business challenge*
T	• **Teamwork:** *Working with our colleagues to achieve our common goals, recognizing that as a team we can achieve far more than any of us can as individuals*
S	• **Satisfaction:** *Delivering high levels of satisfaction to our customers, shareholders, employees, and communities by meeting or exceeding their expectations*

IT FITS is a registered trademark of Bank of Hope

Our Vision	Our Mission
To build upon our Korean American heritage and our national presence to be a top performer for our customers, shareholders, employees, and communities.
To be the first choice partner for our target corporate, middle market and small businesses by providing a comprehensive set of business products and services, while being the premier bank for the target consumers in the communities we serve nationwide.

We believe the strength of the Bank lies in our experienced management team, our focus on sound risk management and governance practices, and our commitment to the communities that we serve.

Our Approach to Responsible Environmental, Social and Governance Practices

As a leading Asian American Bank, we are committed to operating sustainably as we believe sustainable and socially responsible operations will allow us to best serve our customers, employees and the communities in which we operate.

To advance this objective, we established a working group at the beginning of 2022 to develop a strategic Environmental, Social and Governance (“ESG”) Roadmap and Framework. The working group includes team members from our investor relations, risk, human resources, legal, financial reporting and compliance groups. Our working group is providing reports to our board of directors and we expect the ESG Roadmap and Framework will be reviewed and approved by our board of directors later this year.

From a governance perspective, the Company established an ESG sub-committee of the Management Enterprise Risk Committee (the “ESG Sub-Committee”). The ESG Sub-Committee plans to update the board of directors on the progress of the ESG Roadmap on a quarterly basis and expects to deliver its initial report later this year.

In addition to the implementation of our ESG Roadmap and Framework, we have, and continue to support the communities in which we live and work through volunteerism and philanthropy, in order to help these communities grow and flourish serve. The following highlights certain of our efforts in 2021:

PROPOSAL 1	ELECTION OF DIRECTORS

EXECUTIVE SUMMARY

Our Certificate of Incorporation and Bylaws provide that the number of directors may be no less than five and no more than 25, with the exact number to be fixed by resolution of the board of directors or stockholders. Currently, our board of directors consists of 12 members.

Details about the current 12 director nominees, including their age, board tenure, independence, other public board service, and background and relevant experience, are set forth in the table below:

Name	Age(1)	Director Since	Independent	Background and Relevant Experience
Kevin S. Kim Chairman, President & Chief Executive Officer	64	2011	No	Banker / Attorney / Accountant
Scott Yoon-Suk Whang Lead Independent Director	76	2007	Yes	Retired Entrepreneur
Steven S. Koh Honorary Chairman	76	2016	No	Entrepreneur
Donald D. Byun	70	2016	Yes	Retired Entrepreneur
Jinho Doo	66	2014	Yes	Retired Portfolio Manager / Financial Analyst
Daisy Y. Ha	47	2016	Yes	Attorney
Joon Kyung Kim	63	2020	Yes	Retired Auditor
William J. Lewis	78	2014	Yes	Retired Banker / Credit Administration
David P. Malone	71	2014	No	Retired Banker - Former Bank President & Chief Operating Officer
Lisa K. Pai	62	2021	No	Retired Attorney - Former General Counsel (Bank of Hope)
Mary E. Thigpen	62	2021	Yes	Technology Entrepreneur
Dale S. Zuehls	71	2014	Yes	Auditor / Consultant / Entrepreneur
______________
(1)    As of April 1, 2022.

Our board has nominated each of the 12 individuals identified above to serve as directors of the Company, each for a one-year term until the 2023 annual meeting of stockholders, and until their successors are duly elected and qualified.

Each of the 12 nominees has agreed to serve if elected and the board of directors has no reason to believe that any nominee will become unavailable to serve as a director. The proxy holders named on the Proxy Card will vote all proxies for the election of the 12 director nominees listed above, unless authority to vote for the election of any of the directors is withheld. If any of the nominees should become unable to serve as a director, the proxies solicited hereby may be voted for a substitute nominee designated by the board of directors. The 12 director nominees receiving the highest number of affirmative votes of the shares entitled to be voted at the Annual Meeting shall be elected as directors. Abstentions and broker non-votes will have no effect on the election of directors.

It is the Company’s policy to encourage its director nominees to attend each of the Company’s annual meetings of stockholders, and all of the director nominees are expected to virtually attend the Meeting. All director nominees who were elected by the Company’s stockholders were in attendance at such meeting.

We believe that each director nominee has skills, experience and personal qualities which we seek in our directors, and that the combination of these director nominees creates an effective, engaged and well-functioning board that serves both the Company and our stockholders.

NOMINEES FOR DIRECTOR AT THE ANNUAL MEETING

At the recommendation of the Nomination and Governance Committee, the board has nominated each of the 12 director nominees for re-election, each for a one-year term.

Each of the director nominees have consented to being named as a director nominee in this Proxy Statement and agreed to serve if re-elected.

Set forth below is information about each of the director nominees, including their principal occupation, business experience and qualifications to serve on the board of directors.

✓	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES IDENTIFIED IN THIS PROPOSAL.

DIRECTOR NOMINATION PROCESS

As specified in the Nomination and Corporate Governance Committee Charter, the Nomination and Governance Committee is appointed by the Company’s board of directors and, among other things, continually considers potential director candidates as part of its board succession planning process.

The Nomination and Governance Committee considers many factors in nominating directors to serve on the board of directors, including the following:
•diversity of professional disciplines and backgrounds;
•experience in business, finance or administration;
•familiarity with national and international business matters;
•familiarity and experience with the commercial banking industry;
•personal prominence and reputation in the community, and ability to enhance the reputation of the Bank in the business community;
•availability of time to devote to the work of the board and one or more of its committees;
•specific qualifications which complement and enhance the overall core competencies of the board and/or specific committee assignments;
•activities and associations of each candidate;
•interests of the stockholders as a whole;
•independence determination;
•how the candidate will further the strategic goals of the Company;
•how the candidate’s skill set fills a specific need identified by the Nomination and Governance Committee; and
•the extent to which a nominee may otherwise add diversity to the board of directors.

The below diagram describes the ongoing process to identify qualified candidates for board service and the director nomination process for the Company’s annual meeting of stockholders:

Stockholder Recommended Candidates

The Nomination and Governance Committee will utilize the same standards for evaluating director candidates recommended by stockholders as it does for candidates proposed by the board of directors or members thereof.

Nominations, other than those made by or at the direction of the board of directors or by the Nomination and Governance Committee, may only be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be received at the principal executive offices of the Company (i) in the case of an annual meeting of the stockholders, not less than 100 days, nor more than 120 days, prior to the first anniversary of the immediately preceding annual meeting of the stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the annual meeting of stockholders was first given or made by the Company, and (ii) in the case of a special meeting of the stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the special meeting was first given or made by the Company.

A stockholder’s written nomination notice to the Secretary of the Company must set forth the following as to each person whom the stockholder proposes to nominate for election or reelection as a director:
•the name, age, business address and residence address of the person;
•the principal occupation or employment of the person;
•the class and number of shares of capital stock of the Company that are beneficially owned by the person; and
•any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14(a) of the Exchange Act and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) promulgated thereunder.

Additionally, the written nomination must also include the following information about the stockholder giving the notice:
•the name and record address of the stockholder; and
•the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person nominated by a stockholder shall be eligible for election as a director of the Company unless nominated in accordance with the procedures for the same, which are set forth in full in the Company’s Bylaws. The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the applicable procedures, and, if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

DIRECTOR NOMINEE QUALIFICATIONS, EXPERIENCE AND DIVERSITY

Our board of directors believes that our 12 director nominees provide our Company with the combined skills, experience and personal qualities needed for an effective, engaged and well-functioning board of directors.

Director Nominee Diversity

Our 12 directors come from diverse backgrounds, drawing on their substantial experience in finance, public accounting, law, banking, risk management and business. We comply with California SB 826, which requires a minimum of three female directors for corporations with six or more directors, and California AB 979, which requires corporations with nine or more directors to have a minimum of three directors from underrepresented communities. We also comply with Nasdaq Listing Rule 5605(f), which requires Nasdaq-listed companies to have at least two diverse directors, including one self-identified woman and one individual who self-identifies as an underrepresented minority or as LGBTQ+.

The table below provides certain highlights of the composition of our Board members and nominees as of April 22, 2022. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix (As of April 22, 2022)
Total Number of Directors	12
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	3	9	—	—
Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	2	6	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	5*
* Did not disclose with respect to LGBTQ+ background.

Director Nominee Experience

The following is a brief description of our current directors, each of whom have been nominated by the board of directors to stand for reelection as a director at the Annual Meeting. The age indicated in each nominee’s biography is as of April 1, 2022, the date of this Proxy Statement. The Company knows of no arrangements, including any pledge by any person of the Company’s securities, the operation of which may, at a subsequent date, result in a change in control of the Company. There are no arrangements or understandings by which any of the directors or nominees for director of the Company were selected. Other than our Director Steven S. Koh, whose son, Peter Koh, currently serves as Senior Executive Vice President and Chief Operating Officer of Bank of Hope, there are no family relationships between any of the directors, nominees or executive officers.

Kevin S. Kim
Chairman, President & Chief Executive Officer Age: 64 Committee Membership •Executive Committee (Chair)
Kevin S. Kim is Chairman, President and Chief Executive Officer of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, respectively. Mr. Kim assumed the role of Chairman in 2019. Originally a director of Center Financial Corporation and Center Bank from 2008, Mr. Kim spearheaded the merger of equals with Nara Bancorp, Inc. and Nara Bank, creating BBCN Bancorp, Inc. and BBCN Bank, respectively, on November 30, 2011. In March 2013, Mr. Kim was appointed President and Chief Executive Officer of BBCN Bancorp, and he took on the same titles for BBCN Bank in April 2014. Under his leadership, BBCN grew from $5.8 billion to more than $8.0 billion in total assets when it merged with Wilshire Bancorp, Inc. and Wilshire Bank on July 29, 2016, creating Hope Bancorp and Bank of Hope, respectively. Prior to joining BBCN as the President and Chief Executive Officer, Mr. Kim practiced law for 18 years, focusing on corporate and business transactions, business acquisitions, tax planning, and real estate transactions. Mr. Kim began his professional career as a certified public accountant working for approximately 10 years at two of the largest public accounting firms. Mr. Kim serves on the Bankers Advisory Board of the Conference of State Bank Supervisors.

Mr. Kim received his B.A. with a major in English and a minor in International Trade from Hankuk University of Foreign Studies in Seoul, Korea, an M.B.A. from the Anderson School of Management, the University of California, Los Angeles, and a J.D. from Loyola Law School in Los Angeles, California. Mr. Kim is a graduate of the ABA Stonier Graduate School of Banking, University of Pennsylvania, and earned his Wharton Leadership Certificate from The Wharton School Aresty Institute of Executive Education.

Director Qualification Highlights

•Legal and public accounting background and expertise
•Public company board and management experience
•Community knowledge and relations

Scott Yoon-Suk Whang
Lead Independent Director Age: 76 Committee Membership •Nomination & Governance Committee (Chair) •Human Resources & Compensation Committee •Executive Committee
Scott Yoon-Suk Whang was named Lead Independent Director of Hope Bancorp, Inc. and Bank of Hope effective May 23, 2019, after having served as Chairman of the board of directors since July 6, 2017. He has been a director of Company and Bank, formerly known as BBCN Bancorp and BBCN Bank, since 2007 and was integrally involved with the two mergers of equals creating Bank of Hope. He previously served in the capacities of Lead Independent Director from July 2016 to July 2017 and from March 2013 to June 2014, and also served as Vice Chairman of the Company from May 2012 through June 2014. Since joining the board, Mr. Whang has been a strong advocate committed to enhancing board leadership and governance. Mr. Whang is the founder and Chairman of Orange Circle Studios, which provides premier lines of gift product and calendar publishing services. He is a goal-oriented entrepreneur who has started three successful companies over the past 20 years, including Codra Enterprises in 1985 and Avalanche Publishing, Inc. in 1990. Previously, Mr. Whang held various management positions with Daewoo Corporation, where he began his career in the early 1970s until he resigned from the position as President of the western division of Daewoo International (USA) in 1985. In 2006, Mr. Whang was chosen as entrepreneur of the year by the Korean American Chamber of Commerce in recognition of his success in the mainstream publishing industry and as an exemplary minority entrepreneur.

Mr. Whang graduated from the College of Business Administration at Seoul National University with a B.A. in International Economics.

Director Qualification Highlights

•Extensive entrepreneurial experience
•Strategic planning, management and operations experience
•Community knowledge and relations

Steven S. Koh
Honorary Chairman Age: 76 Committee Membership •Board Risk Committee •Executive Committee
Steven S. Koh was named Honorary Chairman of the board of directors on July 6, 2017 in recognition of his 30-plus years of service on the Board, including with the former Wilshire Bancorp and Wilshire Bank, during the last 24 years of which he served as Chairman. Upon the merger of equals between BBCN Bancorp, Inc. and Wilshire Bancorp, Inc. and their respective subsidiaries BBCN Bank and Wilshire Bank effective July 29, 2016, Mr. Koh was appointed Chairman of the board of directors of Hope Bancorp, Inc. and Bank of Hope. Previously, he served as a director of Wilshire Bank since 1986 and as Chairman since 1993. Mr. Koh also served as Chairman of the board of directors of Wilshire Bancorp, Inc. since its formation in December 2003 through the merger with BBCN. Mr. Koh is the Chairman of Pacific Steel Corporation, an international steel trading and nationwide distributing company that he founded in 1973. In addition to being well recognized for his contributions to the Bank since 1986, Mr. Koh is highly regarded for his active involvement in community affairs, including the Overseas Korean Traders Association (OKTA) and numerous philanthropic activities for the Korean-American and surrounding ethnic communities. He is the first and only Korean American to serve on the board of directors of Cedars-Sinai, a position he was appointed to in 2016.

Mr. Koh received his B.A. and honorary Ph.D. from Yonsei University in Seoul, Korea. He also completed the Executive Management Program at the UCLA Anderson School of Management, the graduate business school at the University of California, Los Angeles.

Director Qualification Highlights
•Extensive executive leadership and management experience in several industries, including financial services businesses
•Vast board experience for private and public companies
•Community knowledge and relations

Donald D. Byun
Director Nominee Age: 70 Committee Membership •Nomination & Governance Committee •Executive Committee
Donald D. Byun has served as a director of Hope Bancorp, Inc. and Bank of Hope since the merger of equals between BBCN Bancorp, Inc. and Wilshire Bancorp, Inc. and their respective subsidiaries BBCN Bank and Wilshire Bank effective July 29, 2016. Previously, he served on the board of directors of the former Wilshire Bancorp and Wilshire Bank from 2004 to 2007 and was re-appointed to the board in July 2009. Mr. Byun established Jay Dee, Inc., an apparel manufacturer, in 1993 and served as President and Chief Executive Officer until his retirement in 2013. He was also Founder, President and Chief Executive Officer of OTO Sportswear from 1988 to 2010. From 2000 to 2004, Mr. Byun served as a director of Los Angeles-based Pacific Union Bank, which was acquired by Hanmi Bank in April 2004.

Mr. Byun earned his B.A. in Economics from the College of Economics and Business Administration at Yonsei University in Seoul, Korea.

Director Qualification Highlights
•Extensive experience establishing successful business ventures in the apparel manufacturing industry
•Deep understanding of core commercial customer banking needs
•Community knowledge and relations

Jinho Doo
Director Nominee Age: 66 Committee Membership •Audit Committee (financial expert) •Nomination & Governance Committee •Board Risk Committee
Jinho Doo has served as a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since October 29, 2014. From 2012 to 2020, Mr. Doo was Chief Executive Officer of New York City-based Key Capital Management, LLC, where he managed a hedge fund. From 2007 to 2012, Mr. Doo was Chief Executive Officer of JSD Investment Advisory Services, LLC, based in Los Angeles, during which time he provided investment advisory services to Korean-American community banks and foreign exchange consulting services to financial institutions. Previously, Mr. Doo was a Managing Director at DaeYu Investment Management Co, LTD, in Seoul, Korea and served as Director, Head of Korean Desk, Bonds Division at BZW Asia Hong Kong, an affiliate of Barclays Capital, in Hong Kong. Mr. Doo began his professional career in 1982 as a foreign exchange trader at Standard Chartered Bank, Seoul Branch, and in 1988 joined Los Angeles-based Hanmi Bank, from which he retired in 1996 as Vice President and Manager of the Investment and Accounting department.

Mr. Doo earned his B.A. in Portuguese with a minor in Economics from Hankuk University of Foreign Studies in Seoul, Korea and his M.S. in Finance from Texas A&M University in College Station, Texas.

Director Qualification Highlights
•Deep knowledge and understanding of financial statement analysis •Capital markets knowledge and experience •Asset liability management experience

Daisy Y. Ha
Director Nominee Age: 47 Committee Membership •Audit Committee •Human Resource & Compensation Committee
Daisy Y. Ha has served as a director of Hope Bancorp, Inc. and Bank of Hope since the merger of equals between BBCN Bancorp, Inc. and Wilshire Bancorp, Inc. and their respective subsidiaries BBCN Bank and Wilshire Bank effective July 29, 2016. Previously, she served on the board of directors of the former Wilshire Bancorp and Wilshire Bank from January 2014. Ms. Ha began her legal career as a term law clerk to a United States district court judge in 2000. The following year, she joined the employment law department of Paul Hastings, where she litigated and provided advice on matters of employment law. In 2004, she returned to the United States District Court as a career law clerk, assisting in a variety of areas, including general civil law and criminal law. In 2011, she was an appellate court attorney for the California Court of Appeal.

Ms. Ha received her B.A., cum laude, from Williams College in Williamstown, Massachusetts and her J.D. from University of California, Berkeley, School of Law.

Director Qualification Highlights

•Diverse legal experience and background
•Deep knowledge of employment law
•Community knowledge and relations

Di

Joon Kyung Kim
Director Nominee Age: 63 Committee Membership •Audit Committee (Chair) (financial expert) •Nomination & Governance Committee •Board Risk Committee
Joon Kyung Kim has served as a director of Hope Bancorp, Inc. and Bank of Hope since October 1, 2019. He is a Certified Public Accountant and retired from KPMG LLP on September 30, 2019 in accordance with firm’s mandatory retirement policy, after having served as National Partner in Charge of KPMG’s Korean practice since 2005. Having joined the firm in 1983, Mr. Kim was promoted to a Partner in 1999 and has led financial statement audits, operational reviews, credit risk management reviews, performance improvement, regulatory and internal control advisements across a broad spectrum of industries, including banking, electronics, automotive, trading and distribution. He has also performed strategic consulting projects for international corporations with an emphasis on preparing for disruptive technologies and a rapidly changing global environment. Previously, Mr. Kim served as a field examiner for the California Department of Business Oversight, formerly known as California State Department of Corporations from 1981 to 1983. Mr. Kim serves on the board of directors of DZS, Inc. (NASDAQ: DZS) serving as a member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Mr. Kim earned his B.S. degree in Business Administration from the Haas School of Business at the University of California, Berkeley.

Director Qualification Highlights

•Extensive experience in public accounting and audit services to the financial services industry
•Deep knowledge of accounting requirements for public-company financial institutions
•Community knowledge and relations

William J. Lewis
Director Nominee Age: 78 Committee Membership •Board Risk Committee (Chair) •Human Resource & Compensation Committee
William J. Lewis has served as a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since September 15, 2014. He previously served as Executive Vice President and Chief Credit Officer of Pasadena-based East West Bank from 2002 to 2013, during which period the bank grew from approximately $3 billion to approximately $24 billion. Prior to joining East West Bank, he served as Executive Vice President and Chief Credit Officer at PriVest Bank, based in Costa Mesa, California, from 1998 until it was acquired by American Security Bank in 2002. From 1994 to 1998, he served in the same capacity at Eldorado Bank based in Tustin, California. Previously, Mr. Lewis was Senior Vice President and Chief Credit Officer for Los Angeles-based Sanwa Bank. He began his banking career in 1969 at First Interstate Bank in Los Angeles where he held various branch and credit management positions during his 13-year tenure with the bank.

Mr. Lewis earned his B.B.A. in Industrial Administration from the University of New Mexico and his M.B.A. from Golden Gate University. He also completed the Executive Leadership Program at USC Marshall School of Business.

Director Qualification Highlights

•Leadership experience at publicly held, growth-oriented financial institutions
•Extensive banking and operational experience
•Extensive credit management background

David P. Malone
Director Nominee Age: 71 Committee Membership •Board Risk Committee •Executive Committee
David P. Malone retired from his position as President and Chief Operating Officer of Bank of Hope, effective December 31, 2021 and served as an advisor to the Bank through March 31, 2022. He has been a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since May 20, 2014. Previously, he served as Chairman of the Board of Directors of the Bank from June 26, 2014 up until the merger with Wilshire Bancorp, Inc. and Wilshire Bank. Prior to joining the board, Mr. Malone was most widely known for his 15-year tenure at Community Bank in Pasadena, California, where he served most recently as Chairman, President and Chief Executive Officer. Under Mr. Malone’s leadership, Community Bank grew into one of the leading financial institutions in Southern California, with more than $3 billion in assets and 17 offices across five counties. While at Community Bank, Mr. Malone was responsible for transforming the company into a relationship-oriented community bank, developing a high performing sales culture, introducing new business lines, and expanding the bank’s geographical footprint. He began his professional career as a certified public accountant with Arthur Andersen, where he later served as a Senior Manager, providing strategic and operational consulting services to financial institutions in the Western United States. Mr. Malone currently serves as Chairman of the Advisory Board of the David Nazarian College of Business and Economics, California State University, Northridge (“CSUN”) and is a member of CSUN’s Foundation Board.

Mr. Malone earned his B.S. degree in Accounting from CSUN.

Director Qualification Highlights

•Leadership experience at growth-oriented financial institutions
•Extensive banking and operational experience
•Financial expertise

Lisa K. Pai
Director Nominee Age: 62 Committee Membership •Board Risk Committee
Lisa K. Pai has served as a director of Hope Bancorp, Inc. and Bank of Hope since December 8, 2021. She brings 26 years of experience serving in general counsel and corporate secretary capacities at various Korean American banks in the Los Angeles area, including Bank of Hope and its root banks. Most recently, she served as Executive Vice President, General Counsel and Corporate Secretary of Hope Bancorp, Inc. and Bank of Hope from the time of the merger of equals in July 2016 until her planned retirement effective year-end 2020. Prior to the merger, Ms. Pai served as Executive Vice President, Chief Legal & Human Resources Officer and Corporate Secretary of Wilshire Bancorp, Inc. and Wilshire Bank from 2012 to 2016. Previously, she served in similar capacities at BBCN Bancorp, Inc. and BBCN Bank and its predecessors Center Financial Corporation and Center Bank and Nara Bancorp, Inc. and Nara Bank, amongst other banks. Before joining the banking industry, Ms. Pai practiced law at the law firm of Thelen, Marrin, Johnson and Bridges from 1990 to 1994. Following her retirement from Bank of Hope, Ms. Pai served on the Board of Directors of First Choice Bank from April 2021 through July 2021, when the bank was acquired by Enterprise Financial Services Corp and Enterprise Bank & Trust. She has been an active member of the community throughout her professional career, having served in board and advisory roles for the Hope Scholarship Foundation, a charitable subsidiary of Bank of Hope, the Center for the Pacific Asian Family, a non-profit organization, Los Angeles County Bar Association, Korean American Bar Association of Southern California and UCLA Asian Pacific Alumni Association.

Ms. Pai earned her B.A. in Economics from University of Chicago and her J.D. from University of California, Los Angeles, School of Law.

Director Qualification Highlights

•Extensive public company management experience
•Risk management and corporate governance
•Community relations and knowledge

Mary E. Thigpen
Director Nominee Age: 62 Committee Membership •Board Risk Committee •Audit Committee
Mary E. Thigpen has served as a director of Hope Bancorp, Inc. and Bank of Hope since August 2, 2021. She is an innovative strategic business executive and consultant with more than 38 years’ experience in the technology and communication industries, including cybersecurity, data management, and privacy strategies. Most recently, she served as Chief Executive Officer of OpsDataStore, Inc., a real-time analytic and artificial intelligence platform for IT Operations, and North Plains, Inc., a digital asset management software company. Earlier in her career, Ms. Thigpen served as Senior Vice President of Strategy and Innovation for Cox Communications, Inc., Managing Director of BearingPoint, Inc., and Partner for Arthur Andersen Business Consulting. She began her career with the Hewlett-Packard Company, where she led multiple global sales, marketing, and product teams. Recognized for her comprehensive experience spanning strategic planning, operations, product innovation, governance, and enterprise and systematic risk management, Ms. Thigpen has served in numerous board advisory roles. Currently, she serves on the Board of Directors of Globe Life (NYSE: GL), a holding company specializing in life and supplemental health insurance for “middle income” Americans, and privately held provider of cloud-based enterprise software for planning and execution, AchieveIt. Previously, Ms. Thigpen served on the Board of Directors of Opus Bank, until it was acquired by Pacific Premier Bancorp Inc. (NASDAQ: PPBI) in June 2020. She is an active member of the Atlanta community through numerous professional and civic organizations and as a volunteer board advisor for honorCode and MBL’s Haiti Initiative.

Ms. Thigpen earned her B.S. degree in Mathematical Sciences at Clemson University.

Director Qualification Highlights

•Extensive information security, cybersecurity and technology experience
•Risk management and corporate governance
•Public company board experience

Dale S. Zuehls
Director Nominee Age: 71 Committee Membership •Human Resource & Compensation Committee (Chair) •Audit Committee (financial expert) •Nomination & Governance Committee
Dale S. Zuehls was appointed to the boards of directors of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp and BBCN Bank, effective March 20, 2014. Mr. Zuehls has more than 40 years of experience in areas of complex auditing, accounting, fraud and forensic accounting, complex tax issues, performance measurement and related consulting matters. In addition to being a certified public accountant, Mr. Zuehls has a Ph.D. in accounting, holds a law degree and is a Certified Fraud Examiner. Previously, Mr. Zuehls held various leadership positions at KPMG and Arthur Andersen & Co., two of the largest international public accounting firms in the world. A recognized expert in complex accounting matters, Mr. Zuehls has taught in Ph.D. and Masters’ programs at several Southern California universities and has held numerous seminars on various accounting and tax issues. He serves on the Audit Committee of the largest research foundation at California State University, Los Angeles.

Mr. Zuehls earned his B.S. in Accounting at California State University, Los Angeles, and a J.D. from Southwestern University School of Law in Los Angeles.

Director Qualification Highlights

•Extensive audit, accounting, fraud, forensic and legal experience
•Financial expertise
•Risk management and corporate governance

CORPORATE GOVERNANCE

In performing its role, our board of directors is guided by our Corporate Governance Guidelines. Our Corporate Governance Guidelines establish a framework for the governance of the board and the management of the Company. We believe that sound and prudent corporate governance is essential to the integrity of our Company. Our board of directors oversees the Company’s corporate governance and takes seriously its responsibility to promote the best interests of our stockholders, employees, customers and the communities that we serve. Good corporate governance is the basis for our decision-making and control processes and enhances the relationships we have with all of our stakeholders.

The Corporate Governance Guidelines were adopted by our board of directors and reflect regulatory requirements and broadly recognized best governance practices, including the Nasdaq Stock Market corporate governance continued listing standards. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate, but at a minimum on an annual basis.

In addition, the Company maintains Lead Independent Director Guidelines that specify certain duties and responsibilities of our Lead Independent Director, as well as a Director Code of Ethics and Business Conduct that applies to all directors and a Code of Ethics and Business Conduct which applies to all officers and employees.

Corporate Governance Documents

The full texts of the Corporate Governance Guidelines, the Code of Ethics and Business Conduct, the Lead Independent Director Guidelines and the Director Code of Ethics and Business Conduct as well as the charters of the board of directors standing committees can be found on our website at www.ir-hopebancorp.com, in the Governance Documents section under the Corporate Governance menu. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

If the Company makes any substantive amendments to the director or employee versions of the Code of Ethics and Business Conduct or grants any waiver from a material provision of the Code of Ethics and Business Conduct to any director or executive officer, it is the Company’s policy to promptly disclose the nature of the amendment or waiver as required by applicable laws, rules and regulations. We will post such amendment to the Code of Ethics and Business Conduct or any waivers of such Code of Ethics and Business Conduct for our directors and executive officers on our website at the same website noted above.

Board Leadership Structure

Our board of directors is committed to having a sound governance structure that promotes the best interests of all Company stockholders. Our leadership structure includes the following principles:

•Yearly Elections. We believe that yearly elections hold the directors accountable to our stockholders, as each director is subject to re-nomination and re-election each year. We maintain a plurality-plus voting standard coupled with a mandatory resignation policy for nominees who fail to achieve an affirmative majority of votes cast. Under this policy, if a nominee for election (or re-election) as director in an uncontested election does not receive at least a majority of the votes cast at any meeting called for, among other things, the election of directors, at which a quorum has been confirmed, the director, although duly elected in accordance with the requirements of the Delaware General Corporation Law, shall promptly (and in any event within two business days following the election) tender his or her resignation (conditioned upon acceptance by the Board) to the Chair of the Nomination and Governance Committee with a copy to the Chairman of the Board. In the event that any director does not tender his or her conditional resignation in accordance with this Policy, he or she will not be re-nominated by the Board for re-election at the next annual meeting.

•Independent Oversight. All of our directors are independent, except for Steven S. Koh and the following current or former employees of the Company: Kevin S. Kim, David P. Malone and Lisa K. Pai. The board has affirmatively determined that the other eight current directors are independent under the applicable Listing Rules of the Nasdaq Stock Market.

•Chairman of the Board. The Chairman of the Board is appointed annually by the board of directors. Kevin S. Kim was first appointed Chairman of the Board of the Company and Bank on May 23, 2019 and has served in this capacity since. In addition, Mr. Kim serves as President and Chief Executive Officer of the Company and the Bank. As Chairman of the Board, Mr. Kim’s responsibilities include, among others, presiding at and calling board and stockholder meetings and preparing meeting schedules, agendas and materials in collaboration with our Lead Independent Director. The board believes the combination of the Chairman and Chief Executive Officer positions enhances efficiencies related to board administration.

•Lead Independent Director. Pursuant to our Lead Independent Director Guidelines, in the case where the Chairman of the Board is not deemed to be independent, we believe an independent director should be designated to serve in a lead capacity as a liaison between the independent directors and the Chairman. The board appointed Scott Yoon-Suk Whang as Lead Independent Director effective May 23, 2019, and he has served in that capacity since. The Lead Independent Director Guidelines assist our Lead Independent Director in the exercise of his responsibilities, which include, among others, coordinating the evaluation process of and providing feedback to the Chairman related to his performance as Chairman of the Board in collaboration with the Chair of the Nomination and Governance Committee, presiding over executive sessions of independent directors, which may be held after each regularly scheduled board meeting and at such other times as deemed necessary at the discretion of the Lead Independent Director, and scheduling meeting agendas in collaboration with the Chairman of the Board. For information about the compensation and performance of the Chairman for his role as President and Chief Executive Officer, see Compensation Discussion & Analysis.

We believe our board structure serves the interests of the stockholders by balancing the practicalities of running the Company with the need for director accountability.

Board Independence

The Listing Rules of the Nasdaq Stock Market require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the board of directors. Our board of directors consults with our legal counsel to ensure that the board of directors’ determinations of independence are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Listing Rules of the Nasdaq Stock Market, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, the Company’s senior management and the Company’s independent registered accounting firm, the board of directors affirmatively has determined that all of our directors, other than our Honorary Chairman Steven S. Koh, our Chairman, President and Chief Executive Officer Kevin S. Kim, our former Bank President and Chief Operating Officer David P. Malone, and our former General Counsel Lisa K. Pai, are independent directors within the meaning of the applicable Listing Rules of the Nasdaq Stock Market.

Board Diversity

Our board of directors does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. Our Nomination and Governance Committee Charter, however, requires the board’s Nomination and Governance Committee to review the qualifications of candidates to the board of directors. This assessment includes the consideration of the following factors, among others:

•personal and professional ethics and integrity, including prominence and reputation, and ability to enhance the reputation of the Company;

•diversity among the existing board members, specific business experience and competence, including an assessment of whether the candidate has experience in, and possesses an understanding of, business issues applicable to the success of the banking industry;

•financial acumen, including whether the candidate, through education or experience, has an understanding of financial matters and the preparation and analysis of financial statements;

•professional accomplishments, ethical character and reputation in the community;

•educational background; and

•whether the candidate has expressed a willingness to devote sufficient time to carrying out his or her duties and responsibilities effectively and is committed to service on the board.

As currently comprised, our board of directors is a group of individuals who are drawn from various market sectors and industry groups with a presence in the Company’s niche markets, as well as a wealth of banking experience. Board members are individuals with knowledge and experience who serve and represent the communities we serve. Current board representation provides expertise in accounting, auditing, financial reporting, banking, corporate management, investment management, investment banking, strategic planning, business acquisitions, legal, credit review and administration, marketing, international operations, technology, retail and small to middle-market business operations. The Nomination and Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, provide a significant composite mix of experience, knowledge and abilities, as discussed above, which will allow the board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis.

For specific information about the diversity of our board of directors, see Proposal 1: Election of Directors — Director Nominee Qualifications, Experience and Diversity.

Committees of the Board

Our Company’s board of directors has a total of five committees, consisting of four principal committees — (i) the Audit Committee, (ii) the Nomination and Governance Committee, (iii) the Human Resources and Compensation Committee and (iv) the Board Risk Committee — and one additional committee, the Executive Committee.

The chart below reflects the current composition of our board and each of its principal standing committees and the number of meetings held during the year:

C	= Committee Chair	●	= Committee Member	$	= Financial Expert

	Audit Committee		Nomination & Governance Committee	Human Resources & Compensation Committee	Board Risk Committee
Scott Yoon-Suk Whang Lead Independent Director, Director Nominee			C	●
Steven S. Koh Honorary Chairman, Director-Nominee					●
Donald D. Byun Director-Nominee			●
Jinho Doo Director-Nominee	●	$	●		●
Daisy Y. Ha Director-Nominee	●			●
Joon Kyung Kim Director-Nominee	C	$	●		●
William J. Lewis Director-Nominee				●	C
David P. Malone Director-Nominee					●
Lisa K. Pai Director-Nominee					●
Mary E. Thigpen Director-Nominee	●				●
Dale S. Zuehls Director-Nominee	●	$	●	C
Executive Directors
Kevin S. Kim Chairman, President & Chief Executive Officer Director-Nominee
Meetings Held in 2021	16		5	9	10

During 2021, there were an aggregate of 14 joint meetings of the Company and Bank boards (12 regular and 2 special meetings). The number of meetings held by each standing committee is listed in the table above. All of the current directors attended at least 75% of the aggregate total number of meetings of the board and the committees on which they served during their periods of service in 2021.

Below is further information regarding the principal roles and responsibilities of the Audit Committee, Nomination and Governance Committee and the Human Resources and Compensation Committee.

Audit Committee

The Audit Committee is appointed by our board of directors to assist our board in overseeing the Company’s accounting and financial reporting practices, audits of financial statements, and to assist the board in monitoring the integrity of the Company’s financial statements, compliance with legal and regulatory related audit and accounting matters, including the Sarbanes-Oxley Act of 2002, qualifications and independence of the Company’s independent auditors, and the performance of the Company’s internal audit function and independent auditors. The Audit Committee operates under a charter adopted by the board of directors.

The current members of the Audit Committee include directors Joon Kyung Kim (Chair), Jinho Doo, Daisy Y. Ha, Mary E. Thigpen and Dale S. Zuehls. Each of the members of the Audit Committee is “independent” as defined by our policy, the Listing Rules of the Nasdaq Stock Market and Rule 10a-3, promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The board of directors has affirmatively determined that each member of the Audit Committee is financially literate and has also determined that Jinho Doo, Joon Kyung Kim and Dale S. Zuehls each satisfy the requirements established by the SEC for qualification as an “audit committee financial expert.”

Nomination and Governance Committee

The Nomination and Governance Committee is appointed by our board of directors to assist our board in identifying qualified individuals to become board members, consistent with criteria approved by our board of directors, to determine the composition of the board of directors and to recommend to our board of directors the director nominees for each annual meeting. The Nomination and Governance Committee is also responsible for assuring that an appropriate governance structure is established and maintained and for conducting an annual assessment of our board of directors’ performance and effectiveness. The Nomination and Governance Committee operates under a charter adopted by our board of directors.

The current members of the Nomination and Governance Committee include directors Scott Yoon-Suk Whang (Chair), Donald D. Byun, Jinho Doo, Joon Kyung Kim and Dale S. Zuehls. The board of directors has determined that each of the members of the Nomination and Governance Committee is “independent” as defined by the Listing Rules of the Nasdaq Stock Market.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee (also referred to as “Compensation Committee”) is appointed by our board of directors to assist our board in establishing the overall compensation of our Chief Executive Officer and executive officers who have the title of “Executive Vice President” or above. The Compensation Committee is also responsible for considering and making recommendations to our board of directors concerning compensation, benefit plans, and implementation of sound personnel policies and practices.

The Compensation Committee monitors the performance of our executive officers in relation to applicable corporate goals and strategies, and seeks to ensure that compensation and benefits are at levels that enable us to attract and retain high quality employees, are consistent with our strategic goals, are internally equitable and are consistent with all regulatory requirements. The Compensation Committee operates under a charter adopted by our board of directors.

The current members of the Compensation Committee include directors Dale S. Zuehls (Chair), Daisy Y. Ha, William J. Lewis and Scott Yoon-Suk Whang. The board has determined that each of the members of the Compensation Committee is “independent” as defined the Listing Rules of the Nasdaq Stock Market.

The Compensation Committee meets at least four times a year or more often as circumstances warrant. The Chair of the Compensation Committee regularly reports to our board of directors on the Compensation Committee’s actions and recommendations. The Compensation Committee has authority to retain outside counsel, compensation consultants and other advisors to assist as needed.

Additional information regarding the Compensation Committee is provided below under the caption “Compensation Discussion and Analysis - What Guides Our Executive Compensation Program - Roles and Responsibilities of Compensation Committee.”

Board Communication

A formal process for stockholder communications with our board of directors is posted in the corporate governance section of the Company’s website at www.ir-hopebancorp.com. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

Interested parties may communicate with the Company’s board of directors as follows:

By writing to:	By email to:
Hope Bancorp, Inc. Attn: Lead Independent Director 3200 Wilshire Blvd., Suite 1400 Los Angeles, CA 90010	Scott.Whang@bankofhope.com

As set forth in our Corporate Governance Guidelines, all communications must state the number of shares owned by the security holder making the communication. The Lead Independent Director will review each communication and forward it to our board of directors or to any individual director to whom the communication is addressed unless the communication is frivolous in nature, unduly hostile or similarly inappropriate, in which case, the Lead Independent Director may disregard the communication. Every effort is made to ensure that the views of stockholders are heard by our board of directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

Equity Ownership Guidelines

We believe the ownership of our Company’s stock by our directors ensures a strong alignment of the interests of our board of directors with that of our stockholders. As stated in the Company’s Corporate Governance Guidelines, each independent director of the board must own shares of the common stock of the Company that are of at least three times the value of his or her annual director cash compensation within five years of their initial appointment or initial election to the board. The requirements of these provisions may be met by the vesting of performance units, the exercise of stock options or the purchase of our Company’s common stock in the open market.

Hedging and Pledging Prohibition

The Company’s Joint Insider Trading and Disclosure Policy explicitly prohibits directors and employees from engaging in hedging transactions involving the Company’s stock. Directors and employees are further prohibited from pledging their stock in the Company as collateral for a loan, and the Company’s stock may not be held in margin accounts. Exceptions to the pledging prohibition may be granted by the Company’s Legal Department in cases where the director or employee wishes to pledge Company stock as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resorting to the pledged securities.

BOARD’S ROLE IN RISK OVERSIGHT

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organization objectives in the areas of strategy, operations, reporting, and compliance without exposing the organization to undue risk. Our board of directors recognizes that these objectives are important to improve and sustain long-term organizational performance and stockholder value. A fundamental part of risk management is not only identifying the risks our Company faces and implementing steps to manage those risks, but also determining what constitutes the appropriate level of risk based upon our Company’s activities.

Our board of directors participates in the Company’s annual enterprise risk management assessment, which is led by the Company’s Chief Risk Officer, Thomas P. Stenger. In this process, risk is assessed throughout the Company by focusing on ten areas of risk, including risks relating to: credit, liquidity, market, operational, legal, human resources, compliance, information technology, strategic and reputation. Risks that simultaneously affect different parts of the Company are identified, and an interrelated response is made. Our board of directors provides ongoing oversight of enterprise-wide risks through a periodic enterprise risk assessment update.

While our board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management as further explained below.

•In particular, the Board Risk Committee is appointed by our board of directors to assist in overseeing the Company’s overall risk management program. The Board Risk Committee is responsible for establishing the Company’s Enterprise Risk Management (“ERM”) Framework and Policy, as well as development of the Company’s risk appetite statement, ensuring the appropriateness of the Company’s risk identification, measurement, monitoring and control, assessing the adequacy of risk policies established and enterprise risk exposures for each enterprise risk category, and reviewing and approving periodic capital and liquidity stress test assumptions, scenarios and results related to Dodd-Frank stress testing. The Board

Risk Committee is responsible for ensuring the interrelatedness of risk is identified and measured across all areas of the Company’s operations. The Board Risk Committee assists our board of directors in fulfilling its oversight responsibility with respect to directing and overseeing the Company’s risk management program, including overseeing identified risk categories, such as regulatory, compliance and operational risk, as well as liquidity, market, information technology and information security risks, and works closely with the Company’s risk department. In addition, the Board Risk Committee oversees the implementation of an effective process for managing the Bank’s interest rate, liquidity and similar market risks related to the Bank’s balance sheet and associated activities.
◦A key operational risk facing the Company is information security, which includes cybersecurity. Cybersecurity risk represents, among other things, exposure to failures or interruptions of service or breaches of security, including as a result of malicious technological attacks, that impact the confidentiality, availability or integrity of our or third parties' operations, systems or data. The Company seeks to mitigate information security risk and associated reputational and compliance risk by employing a multi-layered Information Security Program, which is focused on preparing for, preventing, detecting, mitigating, responding to and recovering from cyber threats and incidents and ensuring the Company’s processes operate effectively and mitigate the aforementioned risks. Our Chief Information Security Officer, who reports to our Chief Risk Officer has the responsibility for maintaining and continuing to develop and implement our cybersecurity and information security program enterprise-wide, subject to oversight by and reporting to the Board Risk Committee, which in turn reports directly to the board of directors.
•The Executive Committee assists our board in discharging its oversight over the assessment, development, implementation and/or adjustment of our strategic plan and the risks associated with such plan. In addition to overseeing strategic planning, the Executive Committee is tasked with reviewing, evaluating, monitoring and providing overall guidance on our information technology related programs, projects and initiatives and making recommendations regarding significant information technology investments (including information security) in support of our strategic plan as well as identifying cybersecurity issues, threats and trends applicable to the financial industry and providing overall guidance and recommendations to ensure technology-related matters considered, planned and addressed as part of our strategic plan.
•The Audit Committee helps the board of directors monitor financial risk and internal controls from a risk-based perspective and oversees the annual audit plan. It also reviews reports from the Company’s internal audit department. The Audit Committee oversees related party transactions, except that loans made in the ordinary course are reviewed and approved by the independent directors of the full board of directors.
•The Director’s Loan Committee oversees credit risk by identifying, monitoring, and controlling repayment risk associated with the Bank’s lending activities.
•In overseeing compensation, the Human Resource and Compensation Committee strives to design incentives that encourage a conservative level of risk-taking behavior consistent with the Company’s business strategy and in compliance with all laws and the Interagency Guidance on Sound Incentive Compensation Policies.
•Finally, the Company’s Nomination and Governance Committee approves the code of conduct and business ethics policies relating to employees and directors, respectively. In addition, it conducts an annual assessment of corporate governance policies.
DIRECTOR COMPENSATION

The Company provides a mix of cash and equity compensation to its directors commensurate with their positions on the board of directors and the board committees, which is intended to attract and retain qualified candidates to serve on our board of directors. The directors also receive reimbursement for expenses, including reasonable travel expenses to attend board and committee meetings, reasonable outside seminar expenses, and other special board related expenses.

The Company’s compensation and benefits programs are designed to pay directors fairly for work required for an organization of the size and scope of the Company, align the directors’ interest with the long-term interests of stockholders, and provide compensation that is transparent and straightforward for stockholders to understand. In setting director compensation, the Company considers the amount of time that directors expend in fulfilling their duties to the Company as well as the skill level and experience required by our board of directors. The Company also considers board compensation practices at similarly situated banks, while keeping in mind the compensation philosophy of the Company and the stockholders’ interests.

Current Director Compensation Program

Our current director compensation program went into effect as of June 9, 2020, and is designed to align our director compensation program with the long-term interests of our stockholders by implementing a program comprised of a mix of cash and equity compensation, which replaced a director compensation program that was previously paid 100% in cash.

Below is the current schedule of director fees. All directors receive the annual retainer. The Lead Independent Director and Honorary Chairman receive retainers in addition to the director annual retainer. Finally, Committee Chairs also receive retainers in addition to the director annual retainer.

Schedule of Director Fees
Description	Cash(1)	Equity(2)	Other Compensation(3)
Director Annual Retainer	$54,000	$54,000	$15,000
Lead Independent Director or Honorary Chairman Annual Retainer	$28,800	$28,800	$—
Committee Chair Annual Retainer	$7,200	$7,200	$—
_____________
(1)     In general, cash compensation is paid in monthly installments.
(2)     The equity awards are granted on or after the annual meeting when the director is elected to serve his or her term vesting within one year of the date of grant or, if earlier, at the anniversary of next year's annual meeting
(3)     Other compensation is the annual cost of health insurance, or cash in lieu thereof.

2021 Summary Table of Director Compensation

The following table presents information concerning the compensation of our non-employee directors during the fiscal year ended December 31, 2021.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
NON-EMPLOYEE DIRECTORS AS OF DECEMBER 31, 2021(4)
Scott Yoon-Suk Whang (Lead Independent Director)	$90,000	$90,000	$—	$—	$15,000	$195,000
Steven S. Koh (Honorary Chairman)	$82,800	$82,800	$—	$—	$15,000	$180,600
Donald D. Byun	$61,200	$61,200	$—	$—	$15,000	$137,400
Jinho Doo	$54,000	$54,000	$—	$—	$15,000	$123,000
Daisy Y. Ha	$54,000	$54,000	$—	$—	$15,000	$123,000
Joon K. Kim	$61,200	$61,200	$—	$—	$15,000	$137,400
William J. Lewis	$61,200	$61,200	$—	$—	$15,000	$137,400
Lisa K. Pai(5)	$—	$—	$—	$—	$—	$—
Mary E. Thigpen(6)	$22,500	$45,000	$—	$—	$6,250	$73,750
Dale S. Zuehls	$61,200	$61,200	$—	$—	$15,000	$137,400
FORMER NON-EMPLOYEE DIRECTORS
Jin Chul Jhung(7)(8)	$62,750	$—	$—	$—	$6,250	$69,000
Chung Hyun Lee(7)(8)	$65,750	$—	$—	$—	$6,250	$72,000
John R. Taylor(9)	$111,361	$—	$—	$—	$5,000	$116,361

__________________
(1)     Amounts shown include payment of board membership retainer fees for the Company and Bank board meetings and committee membership fees. For Mr. Whang, amount shown also includes retainer payments as Lead Independent Director. For Mr. Koh, amount shown also includes retainer payments as Honorary Chairman.
(2)     The following table presents: (i) the aggregate number of restricted stock units (“RSUs”) granted to each current non-employee director during 2021, the grant date fair values of which are reflected in the table above; (ii) the aggregate number of outstanding unvested RSUs held by the current non-employee directors at December 31, 2021; and (iii) the aggregate number of outstanding options (both vested and unvested) held by the current non-employee directors at December 31, 2021. The unvested RSUs listed below generally vest on the one-year anniversary of the grant date.

Awards Reflected in the Table Above		Aggregate Awards Outstanding as of December 31, 2021
Name	RSUs Granted During the Year Ended December 31, 2021	Aggregate Number of Unvested RSUs Outstanding	Aggregate Number of Vested and Unvested Options Outstanding
Non-Employee Directors as of December 31, 2021
Scott Yoon-Suk Whang(a)	5,859	5,859	20,000
Steven S. Koh(b)	5,391	5,391	141,677
Donald D. Byun(a)	3,984	3,984	20,000
Jinho Doo(a)	3,516	3,516	20,000
Daisy Y. Ha(c)	3,516	3,516	52,540
Joon Kyung Kim	3,984	3,984	—
William J. Lewis	3,984	3,984	20,000
Lisa K. Pai	—	—	—
Mary E. Thigpen	3,254	3,254	—
Dale S. Zuehls(a)	3,984	3,984	20,000
Former Non-Employee Directors
Jin Chul Jhung	—	—	—
Chung Hyun Lee	—	—	—
John R. Taylor	—	—	—

(a) For Messrs. Whang, Byun, Doo and Zuehls, this amount consists of stock options with an exercise price of $17.18 per share that were initially granted on September 1, 2016 in connection with the completion of the merger of equals between BBCN Bancorp and Wilshire Bancorp on July 29, 2016, and thereafter became fully vested on September 1, 2018 and will expire on September 1, 2026.
(b) For Mr. Koh, this amount consists of: (i) 6,167 stock options (exchanged from Wilshire Bancorp stock options to the Company’s stock options upon the completion of the July 29, 2016 merger) with an exercise price of $14.65 per share that were initially granted and fully vested on August 1, 2016 and will expire on August 25, 2025; (ii) 105,510 stock options (exchanged from Wilshire stock options to the Company’s stock options upon the completion of the merger) with an exercise price of $5.02 per share that were initially granted and fully vested on August 1, 2016, which options were set to expire on January 30, 2022 but were fully exercised by Mr. Koh on January 27, 2022; and (iii) 30,000 stock options with an exercise price of $17.18 per share that were initially granted on September 1, 2016, became fully vested on September 1, 2018 and will expire on September 1, 2026.
(c) For Ms. Ha, this amount consists of (i) 28,136 stock options (exchanged from Wilshire Bancorp stock options to the Company’s stock options upon the completion of the July 29, 2016 merger) with an exercise price of $15.23, are fully vested and will expire on January 2, 2024; (ii) 4,404 stock options (exchanged from Wilshire stock options to the Company’s stock options upon the completion of the merger) with an exercise price of $14.65, are fully vested and will expire on August 25, 2025; and (iii) 20,000 stock options with an exercise price of $17.18 per share that were initially granted on September 1, 2016, became fully vested on September 1, 2018 and will expire on September 1, 2026.

The grant date fair value is based on the number of shares granted and the closing price of the Company’s stock on the grant date. All non-executive directors with the exception of Ms. Thigpen and Ms. Pai were granted the equity portion of their board retainers on May 20, 2021. The closing price of the Company’s common stock on May 20, 2021 was $15.36. Ms. Thigpen was granted the equity portion of her board retainer on September 23, 2021. The closing price of the Company’s common stock on September 23, 2021 was $13.83. Ms. Pai did not receive an equity grant during the year ended December 31, 2021. The grant date fair values are computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 718, Compensation-Stock Compensation. See the Company’s Annual Report on Form 10-K, Note 12 Stock Compensation Plans to the Company’s Consolidated Financial Statements for the year ended December 31, 2021 on the Company’s accounting for share-based compensation plans.
(3)     Amounts include payments made to directors for or in lieu of receiving health insurance coverage paid by the Company: $15,000 each to Ms. Ha and Messrs. Whang, Byun, Doo, Kim, Koh, Lewis, and Zuehls; $6,250 to Ms. Thigpen and Messrs. Jhung and Lee; and $5,000 to Mr. Taylor.
(4)    This table provides information as of December 31, 2021. As such, Mr. David P. Malone, one of our current non-employee directors, is not included. Mr. Malone was previously employed by the Company and served as President and Chief Operating Officer of the Bank. Effective December 31, 2021, Mr. Malone retired and resigned from these positions and is expected to receive compensation as a non-employee director during the year ending December 31, 2022, following the completion of his three-month advisory engagement.

(5)    Ms. Pai was appointed to the board of directors effective December 7, 2021. Ms. Pai’s board retainer fees, including the equity portion, were paid and awarded subsequent to year-end 2021.
(6)    Ms. Thigpen was appointed to the board of directors effective August 1, 2021.
(7)    As previously announced by the Company, Messrs. Jhung and Lee elected not to stand for re-election at the 2021 Annual Meeting of Stockholders and retired effective May 20, 2021.
(8)     On May 20, 2021, the board of directors appointed each of Messrs. Jhung and Lee as Director Emeritus for a term of 12 months, beginning on June 1, 2021. For their Director Emeritus service, Messrs. Jhung and Lee will receive a cash fee of $5,750 per month during the term. Compensation in this table includes Director Emeritus fees paid to each of Messrs. Jhung and Lee during the year ended December 31, 2021.
(9)     Mr. Taylor unexpectedly passed away on April 18, 2021. For the fees earned or paid in cash, Mr. Taylor’s estate was paid $90,961, which was equivalent to the unvested portion of an RSU that was forfeited at his passing.

PROPOSAL 2	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EXECUTIVE SUMMARY

The Audit Committee reports to the board of directors and is responsible for overseeing and monitoring the Company’s financial accounting and reporting process, the system of internal controls established by management, the audit process and the process for monitoring compliance with laws and regulations and our Code of Conduct.

Pursuant to its charter, the Audit Committee has the following responsibilities:
•Review the quarterly and audited annual financial statements;
•Review the adequacy of internal control systems and financial reporting procedures with management and the independent auditor; and
•Review and approve the general scope of the annual audit and the fees charged by the independent auditor.

The Audit Committee of our board of directors has selected Crowe LLP (“Crowe”) as our independent registered public accounting firm for the year ending December 31, 2022. Crowe audited our consolidated financial statements for the fiscal years ended December 31, 2021 and 2020, and the effectiveness of our internal control over financial reporting at each of December 31, 2021 and 2020. The Company anticipates that a representative of Crowe will be present at the Annual Meeting and will be available to respond to your appropriate questions and make such statements as the representative may desire.

We are submitting the selection of Crowe to the stockholders for ratification to obtain our stockholders views. If the stockholders do not ratify the selection of Crowe, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and the best interests of our stockholders.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the virtual Annual Meeting at which a quorum is present is required to ratify the appointment of Crowe as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

✓	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permitted non-audit services rendered by our independent registered public accounting firm. The policy requires advance approval of all services before the independent public accounting firm is engaged to provide such services. The advance approval of services may be delegated to the Chair of the Audit Committee and, if delegated, subsequently ratified at the next scheduled Audit Committee meeting.

FEES PAID TO CROWE

Aggregate fees for professional services rendered by Crowe for the Company with respect to the years ended December 31, 2021 and 2020 were:

	2021	2020
Audit fees	$1,872,083	$2,007,142
Audit-related fees	$—	$—
Tax fees	$—	$—
All other fees	$—	$—
Total fees	$1,872,083	$2,007,142

Audit Fees. The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees that we incurred for professional services rendered for the audit of our annual consolidated financial statements for fiscal years 2021 and 2020. Audit fees also include the fees for the audit of the consolidated financial statements and internal control over financial reporting and review of our quarterly consolidated financial statements included in our quarterly Form 10-Q filings for 2021 and 2020.

Audit-Related Fees. Crowe did not render any other audit related services to us during the years ended December 31, 2021 or 2020.

Tax Fees. Crowe did not render any tax services to us during the years ended December 31, 2021 or 2020.

All Other Fees. No other services were provided to us by Crowe during the years ended December 31, 2021 or 2020.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent we specifically incorporate this Report by reference.

In performing its functions, the Audit Committee in 2021 met and held discussions with management of the Company and the Bank and with Crowe, the independent registered public accounting firm for the Company and the Bank for the year ended December 31, 2021. Management represented to the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has:
•Reviewed and discussed the financial statements with management and the independent auditor;
•Discussed with the independent auditor the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standards No. 61, Communications with Audit Committees; and
•Received the written disclosures and the letter from the independent auditor required by the PCAOB and Independence rule 3526 regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also discussed any relationships that may impact the objectivity and independence of Crowe, and satisfied itself as to Crowe’s independence.

Based on these discussions and reviews, the Company’s Audit Committee recommended to our board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

Respectfully submitted by the Audit Committee:

Joon Kyung Kim (Chair)
Jinho Doo
Daisy Y. Ha
Mary E. Thigpen
Dale S. Zuehls

Date of Audit Committee Report: February 24, 2022

PROPOSAL 3	NONBINDING ADVISORY VOTE TO APPROVE COMPENSATION PAID TO “NAMED EXECUTIVE OFFICERS”

ADVISORY RESOLUTION

We believe our executive compensation program, as described in this Proxy Statement, is designed to pay for performance and directly aligns the interests of our executive officers with the long-term interests of our stockholders.

Our stockholders are asked to vote, on a nonbinding, advisory basis, on the compensation of our Named Executive Officers (also referred to as “NEOs”) as disclosed in this Proxy Statement in accordance with Section 14A of the Exchange Act and the related rules of the SEC. Accordingly, the Company asks stockholders annually to vote on the following resolution:

“Resolved, that the stockholders of Hope Bancorp, Inc. hereby approve the compensation of the Named Executive Officers as reflected in the Proxy Statement for the Company’s 2022 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the Summary Compensation Table, other executive compensation tables and the narrative discussion contained in the Proxy Statement.”

Your vote will be advisory, which means that it will not be binding upon our board of directors or our Compensation Committee. In the event this proposal is not approved by our stockholders, the vote will neither be construed as overruling any decision by our board of directors or our Compensation Committee, nor will it create or imply any additional fiduciary duty by our board of directors or our Compensation Committee. Notwithstanding the foregoing, our board of directors and our Compensation Committee will consider the nonbinding, advisory vote of our stockholders on this proposal when reviewing compensation policies and practices in the future.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program.

Our executive compensation policies and procedures are described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement. We believe that our compensation policies and procedures are centered on a pay-for-performance culture and are aligned with the long-term interests of our stockholders, as described in the Compensation Discussion and Analysis section. The Compensation Committee, which is comprised entirely of independent directors, oversees our executive compensation program and monitors our policies to ensure they continue to emphasize programs that reward executives for results that are consistent with stockholder interests.

Vote Required

The affirmative vote of holders of the majority of the shares represented in person or by proxy and voting at the virtual Annual Meeting is needed to approve this proposal, provided that such shares also constitute at least a majority of the required quorum.

Board Recommendation

The Compensation Committee and our board of directors believe that our commitment to these responsible compensation practices justifies a non-binding, advisory vote by stockholders FOR the resolution approving the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

Frequency of Vote

The Board will continue to ask stockholders to cast a non-binding, advisory vote on the compensation paid to our named executive officers every year until the next stockholder vote on the frequency of such advisory vote, which is currently expected to be held no later than the Company’s 2024 annual meeting of stockholders.

✓	THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE “FOR” THE NONBINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICER QUALIFICATIONS AND EXPERIENCE

The business experience and qualifications of each of our current designated Section 16 officers is presented in the following section. No executive officer has any family relationship with any other executive officer or any director, except that our Chief Operating Officer is related to director and Honorary Chairman Steven S. Koh.

Name	Age	Position
Kevin S. Kim	64	Chairman, President and Chief Executive Officer
Alex Ko	55	Chief Financial Officer
Jason K. Kim	55	Western Regional President
Kyu S. Kim	61	Eastern Regional President
Peter J. Koh	45	Chief Operating Officer
Thomas P. Stenger	63	Chief Risk Officer

Kevin S. Kim
Chairman, President & Chief Executive Officer (Director Nominee)
Kevin S. Kim is Chairman, President and Chief Executive Officer of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, respectively. Mr. Kim assumed the role of Chairman in 2019. Originally a director of Center Financial Corporation and Center Bank from 2008, Mr. Kim spearheaded the merger of equals with Nara Bancorp, Inc. and Nara Bank, creating BBCN Bancorp, Inc. and BBCN Bank, respectively, on November 30, 2011. In March 2013, Mr. Kim was appointed President and Chief Executive Officer of BBCN Bancorp, and he took on the same titles for BBCN Bank in April 2014. Under his leadership, BBCN grew from $5.8 billion to more than $8.0 billion in total assets when it merged with Wilshire Bancorp, Inc. and Wilshire Bank on July 29, 2016, creating Hope Bancorp and Bank of Hope, respectively. Prior to joining BBCN as the President and Chief Executive Officer, Mr. Kim practiced law for 18 years, focusing on corporate and business transactions, business acquisitions, tax planning, and real estate transactions. Mr. Kim began his professional career as a certified public accountant working for approximately 10 years at two of the largest public accounting firms. Mr. Kim serves on the Bankers Advisory Board of the Conference of State Bank Supervisors.

Mr. Kim received a B.A. with a major in English and a minor in International Trade from Hankuk University of Foreign Studies in Seoul, Korea, an M.B.A. from the Anderson School of Management, the University of California, Los Angeles, and a J.D. from Loyola Law School in Los Angeles, California. Mr. Kim is a graduate of the ABA Stonier Graduate School of Banking, University of Pennsylvania, and earned his Wharton Leadership Certificate from The Wharton School Aresty Institute of Executive Education.

Alex Ko
Chief Financial Officer
Alex Ko was promoted to Senior Executive Vice President from Executive Vice President in April 2021 and has served as Chief Financial Officer of Hope Bancorp, Inc. and Bank of Hope since 2017. He is responsible for the overall financial strategy at the Company. In addition to having oversight responsibility for accounting, financial reporting, treasury, investments, investor relations, SOX and strategic planning, he leads the company’s management of interest rate risk, budgeting and profitability analysis. His career spans more than 25 years in the financial services industry with extensive experience in mergers and acquisitions and financial planning and execution. Prior to the merger, he was Executive Vice President and Chief Financial Officer of Wilshire Bancorp, Inc. and Wilshire Bank and was integrally involved with multiple acquisitions during his tenure. He is a certified public accountant and was a senior audit manager at KPMG, LLP.

Mr. Ko earned his B.A. in Economics from Yonsei University and his M.A. in Accounting from the University of Southern California. He was honored by the Los Angeles Business Journal as CFO of the Year in 2017, and he also completed the Emerging CFO: Strategic Financial Leadership Program at Stanford University Graduate School of Business in 2020.

Jason K. Kim
Western Regional President
Jason K. Kim was promoted to Senior Executive Vice President in April 2020 and has served as Western Regional President of Bank of Hope since July 1, 2019, responsible for oversight of all commercial lending functions and retail branches in California, as well as the Bank’s SBA department. Previously, he served as Executive Vice President and Chief Commercial Banking Officer, effective May 1, 2017, and was responsible for oversight of the SBA department, as well as shared oversight responsibility for commercial and commercial real estate lending in the Western Region. Prior to this, he served as Executive Vice President and Chief Lending Officer of Bank of Hope, formerly known as BBCN Bank, from December 1, 2011 and was responsible for overseeing the SBA, equipment lease finance and credit card units. Prior to the merger of equals of Nara Bank and Center Bank creating BBCN, he served as Chief Credit Officer of Center Bank from April 2007 and was promoted to Executive Vice President in December 2010. A 27-year veteran of the Bank, Mr. Kim served as Senior Vice President and Manager of Center Bank’s SBA Department from 1991 to 2007 during which time, the SBA department received recognition for having maintained the highest asset quality among more than 800 lenders across the nation, leading to the Bank’s receipt of the “Lender of the Year Award” by the U.S. Small Business Administration in 2006.

Mr. Kim earned his B.A. in Economics from the University of California, Los Angeles.

Kyu S. Kim
Eastern Regional President
Kyu S. Kim was appointed Senior Executive Vice President and Eastern Regional President of Bank of Hope, effective May 1, 2017, and is responsible for oversight of all commercial lending functions and retail branches in New York, New Jersey, Virginia and Alabama. Previously, she was named Senior Executive Vice President and Head of Community Banking for Bank of Hope effective July 29, 2016 and was responsible for leading the business operating units of all legacy commercial lending teams and the retail branch network following the merger of BBCN Bank and Wilshire Bank. A 20-plus year veteran of Bank of Hope, formerly known as BBCN Bank, Ms. Kim was promoted to Senior Executive Vice President in May 2013 and served as Chief Operating Officer from August 2013 through July 2016. Previously, she served as Executive Vice President and Chief Commercial Banking Officer of BBCN Bank following the merger of Nara Bank and Center Bank completed on November 30, 2011. Ms. Kim joined the former Nara Bank in 1998 and is credited with building the Bank’s eastern region presence from the ground up, most recently serving as Executive Vice President and Eastern Regional Manager from April 2008 through November 2011. Prior to joining Nara Bank, she was Vice President and Chief Credit Officer at the former Chicago-based Foster Bank from March 1990 to September 1997.

Ms. Kim received her B.B.A. in Finance from the University of Wisconsin, Oshkosh. She completed the Graduate School of Banking at the University of Wisconsin, Madison and the ABA Stonier Graduate School of Banking at the University of Pennsylvania. Ms. Kim also earned her Wharton Leadership Certificate from The Wharton School Aresty Institute of Executive Education.

Peter Koh
Chief Operating Officer
Peter J. Koh was promoted to Senior Executive Vice President and Chief Operating Officer effective January 1, 2022 after holding the position of Executive Vice President and Deputy Chief Operating Officer effective May 1, 2021. As the Chief Operating Officer, Mr. Koh is responsible for overseeing several business regions, profit centers, and administrative departments, including IT, human resources and credit administration. Previously, he served as Executive President and Chief Credit Officer of Bank of Hope upon the merger of equals of BBCN Bank with Wilshire Bank effective July 29, 2016 and was responsible for oversight of all credit administration functions, as well as the appraisal, loan operations and special assets departments. Prior to the merger, Mr. Koh served in the same capacity for Wilshire Bank, a position he was promoted to in July 2014. He initially joined Wilshire Bank in 2001 and served in various credit-related positions through 2005. Mr. Koh then rejoined Wilshire Bank in June 2007 as Senior Loan Officer and held the position of Chief Credit Review Officer and then Deputy Chief Credit Officer before being appointed as Chief Credit Officer in July 2013. Mr. Koh’s father, Steven S Koh, is a director and Honorary Chairman of the board of directors of Hope Bancorp, Inc. and Bank of Hope.

Mr. Koh earned his B.A. from Columbia University in New York and M.B.A. from the Marshall School of Business, University of Southern California. He is also a graduate of the Pacific Coast Banking School.

Thomas P. Stenger
Chief Risk Officer
Thomas P. Stenger was appointed Executive Vice President and Chief Risk Officer of Bank of Hope effective February 11, 2019, and is responsible for all areas of risk, compliance and BSA management. Prior to joining the Bank, he was a Managing Director at PricewaterhouseCoopers from 2011 where he provided strategic leadership assisting financial services clients in enhancing their platforms to be responsive to recent regulatory directives and guidance. He also advised clients on developing and assessing their enterprise risk framework, identifying structural, functional and conceptual operating gaps in multiple disciplines including, market risk, credit risk and operational risk. Previously, Mr. Stenger was a founding partner of Mirror Lake Partners from 2008 to 2011 and was responsible for the risk advisory, treasury/liquidity management and investment portfolio practices focused on providing services to financial services, private equity and mortgage banking firms, as well as regulatory agencies. Prior to this, he served GMAC Residential Mortgage Corporation from 2001 to 2007, most recently as Senior Vice President and Chief Risk Officer. Mr. Stenger joined BankBoston in 1997 as Managing Director, Global Asset Liability Strategy, and following the acquisition of the firm by FleetBoston Financial Corporation in 1999, he served as Senior Risk Manager, Market Risk through 2001. He began his career with financial institutions in 1985 at Michigan National Bank as Vice President, Portfolio Management, before joining Chemical Bank in 1993 as First Vice President, Consumer Asset Management and then Chase Manhattan Mortgage Corp. in 1996 as Senior Vice President.

Mr. Stenger earned his B.S. in Finance from the Michigan State University and his M.B.A. in Finance and Financial Management Services from Wayne State University.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

The following report does not constitute soliciting material and should not be deemed incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent we may specifically incorporate the information contained in this report by reference thereto.

The Human Resources and Compensation Committee (“Compensation Committee”) has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) included in this Proxy Statement with management and, based on such reviews and discussions, has recommended to the board of directors that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Respectfully submitted by the members of the Compensation Committee of the board of directors:

Dale S. Zuehls (Chair)
Daisy Y. Ha
William J. Lewis
Scott Yoon-Suk Whang

Date: March 23, 2022

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides information about our executive compensation program, the factors that were considered in making compensation decisions for our 2021 Named Executive Officers and how we have modified our programs to meet the Company’s needs in the future.

Identification of Our Named Executive Officers

Our 2021 Named Executive Officers, whom we also refer to as NEOs, consist of the following executive officers: (i) our Chief Executive Officer; (ii) our Chief Financial Officer; and (iii) each of the other three most highly compensated executive officers employed by us as of December 31, 2021. In addition, we may identify up to two former executive officers as NEOs who would have been so included on the basis of his or her 2021 compensation if he or she had remained an employee at year end. The following table lists our 2021 NEOs:

2021 Named Executive Officers

Name	Title
Kevin S. Kim	Chairman, President & Chief Executive Officer
Alex Ko	Chief Financial Officer
Kyu S. Kim	Eastern Regional President
Thomas P. Stenger	Chief Risk Officer
David P. Malone(1)	Former Bank President & Chief Operating Officer
(1)     Mr. David P. Malone is included as one of our 2021 NEOs as Mr. Malone served in his role as the Company’s President and Chief Operating Officer on December 31, 2021. Mr. Malone retired and resigned from these positions on December 31, 2021, and continues to serve as a member of our board of directors. In addition, Mr. Malone served as an advisor to the Bank from January 1, 2022 to March 31, 2022.

Executive Summary

2021 Financial and Strategic Business Performance
Notwithstanding another challenging year of unforeseen realities presented by the COVID-19 pandemic, we successfully completed 2021 with numerous achievements that we believe positions our Company for improving financial performance in the coming years and a return to our more traditional growth levels.

Total deposits increased 5% year-over-year to $15.04 billion at December 31, 2021, with the composition of our deposits continuing to trend higher in our lower-cost deposit categories. Noninterest-bearing deposits grew 19% year-over-year and accounted for 38% of total deposits at year-end 2021, up from 34% at December 31, 2020. The favorable shift in the mix of our deposit base contributed to continued reductions in our total cost of deposits throughout the year.

New loan production accelerated throughout 2021 to a record $3.99 billion, 30% higher than $3.08 billion in 2020. This increase is reflective of our growing success in banking middle-market commercial borrowers as our larger, more productive commercial banking teams continue to make progress in capitalizing on high-quality lending opportunities. Loans receivable at year-end 2021 totaled $13.95 billion, increasing 3% over December 31, 2020.

While total assets at December 31, 2021 increased 5% year-over-year to $17.89 billion, noninterest expenses for 2021 increased 3% over 2020 to $293.3 million. As a result, our noninterest expense as a percentage of average assets decreased to 1.68% for 2021 from 1.72% for 2020, and our efficiency ratio improved to 52.72% for 2021 from 54.45% in the prior year.

Reflecting in large part a successful initiative to de-risk and rebalance our loan portfolio during the year, asset quality improved with nonperforming assets to total assets decreasing to 0.62% at December 31, 2021 from 0.84% at December 31, 2020. Together with meaningful improvements in the macroeconomic forecasts throughout the year, we recorded a credit for credit losses of $12.0 million for 2021. In contrast, we recorded a provision for credit losses of $95.0 million in 2020, reflecting the implementation of the Current Expected Credit Losses methodology and the additional build up of reserves in light of the impact of COVID-19.

This, together with the broad improvements in our operating performance, resulted in a significant increase in net income totaling $204.6 million, or $1.66 per diluted common share, for 2021, compared with net income of $111.5 million, or $0.90 per diluted common share, in 2020.

At year-end 2021, the Company continued to maintain robust capital levels with total risk-based capital at 12.42%, leverage ratio at 10.11%, and common equity tier 1 capital at 11.03%. Underscoring the confidence of our board and management and our commitment to enhancing stockholder returns, we repurchased $50 million of our common stock during the fourth quarter of 2021 and maintained our dividend at $0.14 per share each quarter.

We believe our strong financial performance in 2021 is reflective of the many investments we have been making in our organization over the years. Given our record levels of loan production, more diversified, lower-risk loan portfolio, improved deposit base, enhanced efficiencies and profitability, and robust capital position, we believe the long-term prospects of our franchise are stronger today than they have ever been.

2021 Stockholder Feedback

Each year, we carefully consider the results of our stockholder say-on-pay vote from the preceding year. At the Company’s annual meeting of stockholders on May 20, 2021, approximately 96.9% of the votes cast supported our executive compensation practices. The Compensation Committee considered this a strong endorsement of its decisions and policies, as well as the overall design and direction of the Company’s executive compensation program.

2021 Compensation Decisions

The three key elements of our compensation program are:

Base Salary
We pay base salaries commensurate with an executive’s position and experience. For information about base salary increases in 2021, see Compensation Discussion and Analysis – Elements of Compensation – Base Salary.

Short-Term Incentive Program (“STIP”)
NEOs are given the opportunity to earn a target annual incentive award. The actual incentive awards earned by our NEOs under the short-term incentive program (“2021 STIP”) were paid in March 2022. Mr. Kim’s incentive award was paid in cash. All the other NEOs received their incentive awards as a mix of cash (50%) and equity (50%), issued as a restricted stock unit that vests 50% on each of the first two anniversaries of the grant date. See Compensation Discussion and Analysis – Elements of Compensation – Annual Incentive Awards.

Long-Term Incentive Program (“LTIP”)
In a continuing effort to align, motivate and reward participants for their contributions to the Company’s long-term financial success and growth, the Company has a long-term incentive program (“LTIP”). Under the LTIP, the Compensation Committee awarded equity grants to our NEOs that are 50% time-vested and 50% performance-contingent on a three-year time frame. See Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity Incentive Awards.

Below is a summary of the compensation decisions made by the Compensation Committee for our NEOs for 2021. This summary is not a substitute for and does not describe all of the compensation in the Summary Compensation Table set forth later in this document. These decisions were made during the continued COVID-19 pandemic in the United States, with the Compensation Committee monitoring developments but ultimately not implementing any adjustments or changes to the overall program as a result of the COVID-19 pandemic.

Regarding the STIP, our Chief Executive Officer’s actual award paid out at 96% of his target opportunity based on achievement of the relevant performance metrics during the year ended December 31, 2021. The awards in the table below include a time-vesting component of LTIP awards that are granted as restricted stock units (“RSUs”) and a performance-vesting component of LTIP awards that are granted as performance stock units (“PSUs”), contingent on the achievement of pre-established performance goals relating to absolute earnings per share (“EPS”), relative return on average tangible common equity (“ROTCE”) and relative total stockholder return (“TSR”). The awards also include the equity component of the 2020 STIP plan that was awarded as RSUs that vest over time.

Executive	Base Salary	Actual Cash Incentive	Equity Incentives			TOTAL
			Award Type	Target Award Value(1)	Vesting Period
Kevin S. Kim Chairman, President & Chief Executive Officer	$1,030,000	$990,501	LTIP (Time-Based)	$643,754	3 Years
			LTIP (Performance-Based Absolute EPS)	$257,483	3-Year Cliff
			LTIP (Performance-Based Relative ROTCE)	$257,483	3-Year Cliff
			LTIP (Performance-Based Relative TSR)	$134,368	3-Year Cliff	$3,313,589
Alex Ko Chief Financial Officer	$420,000	$80,000	2020 STIP (Time-Based)	$63,807	2 Years
			LTIP (Time-Based)	$85,010	3 Years
			LTIP (Performance-Based Absolute EPS)	$34,001	3-Year Cliff
			LTIP (Performance-Based Relative ROTCE)	$34,001	3-Year Cliff
			LTIP (Performance-Based Relative TSR)	$17,731	3-Year Cliff	$734,551
Kyu S. Kim Eastern Regional President	$403,247	$75,000	2020 STIP (Time-Based)	$61,594	2 Years
			LTIP (Time-Based)	$67,509	3 Years
			LTIP (Performance-Based Absolute EPS)	$27,000	3-Year Cliff
			LTIP (Performance-Based Relative ROTCE)	$27,000	3-Year Cliff
			LTIP (Performance-Based Relative TSR)	$14,079	3-Year Cliff	$675,429
Thomas P. Stenger Chief Risk Officer	$422,973	$70,000	2020 STIP (Time-Based)	$48,837	2 Years
			LTIP (Time-Based)	$70,007	3 Years
			LTIP (Performance-Based Absolute EPS)	$28,003	3-Year Cliff
			LTIP (Performance-Based Relative ROTCE)	$28,003	3-Year Cliff
			LTIP (Performance-Based Relative TSR)	$14,594	3-Year Cliff	$681,972
David P. Malone Former Bank President & Chief Operating Officer(2)	$556,756	$200,000	2020 STIP (Time-Based)	$89,760	2 Years
			LTIP (Time-Based)	$175,002	3 Years
			LTIP (Performance-Based Absolute EPS)	$70,007	3-Year Cliff
			LTIP (Performance-Based Relative ROTCE)	$70,007	3-Year Cliff
			LTIP (Performance-Based Relative TSR)	$36,508	3-Year Cliff	$1,198,039
_____________
(1)     For each performance-based LTIP award, the value shown assumes achievement of the target level of performance conditions, which is calculated as the target number of shares multiplied by $15.42, the closing price on May 19, 2021, the date of grant, except for the LTIP performance-based relative TSR awards each of which is calculated using the Monte Carlo simulation model assuming the most probable outcome achieved.
(2)    Mr. Malone is included as one of our 2021 NEOs as Mr. Malone served in his role as the Bank’s President and Chief Operating Officer on December 31, 2021. Mr. Malone retired and resigned from these positions on December 31, 2021, and continues to serve as a member of our board of directors. In addition, Mr. Malone served as an advisor to the Bank from January 1, 2022 to March 31, 2022.

Best Compensation Practices & Policies

Our executive compensation program is reinforced by the following best-practice governance standards which encourage prudent decision-making and prevent excessive risk-taking behavior through the following processes, policies and practices:

•Stock ownership policy;
•Clawback policy;
•No tax gross ups;
•No automatic “single trigger” vesting upon a change of control;
•Independent compensation consultant retained and consulted, as needed; and
•No excessive perquisites.

What Guides Our Executive Compensation Program

Compensation Philosophy and Objectives

We believe that the most effective executive compensation programs align the interests of NEOs with those of stockholders. A properly structured compensation program will reinforce and support the development of a strong performance-oriented culture within the Company to achieve specific short and long-term strategic objectives while taking into consideration potential risk implications, such as discouraging imprudent risk-taking that threatens the long-term value of the Company.

The Company’s executive compensation program is designed to provide:

•levels of base salary that are competitive with companies in our peer group;
•annual cash and equity incentives that are tied to our financial results, achievement of our yearly strategic goals and achievement of individual performance objectives; and
•long-term equity incentive awards that encourage NEOs to focus their efforts on building stockholder value by meeting longer-term financial and strategic goals.

The Compensation Committee believes that executive compensation should be closely tied to the financial and operational performance of the Company, individual performance and the officer’s level of responsibility, as well as risk management. The Compensation Committee believes that the equity-based portion of our executive compensation should also include meaningful retention features that encourage key employees to remain in the employment of the Company.

Roles and Responsibilities of the Compensation Committee

The Compensation Committee has strategic and oversight responsibility for the compensation and benefits programs of the Company. The Compensation Committee reviews the compensation recommendations made by the Chief Executive Officer for employees at the Executive Vice President level and above (other than the Chief Executive Officer) to determine whether the compensation paid to such employees is reasonable and competitive and whether such compensation serves the interests of the Company’s stockholders. The Chief Risk Officer reports to the Chief Executive Officer and to the Board Risk Committee, and the Chief Internal Auditor reports directly to the Audit Committee. The Chairs of the Board Risk Committee and Audit Committee provide input on compensation decisions for the Chief Risk Officer and Chief Internal Auditor, respectively, in conjunction with the Compensation Committee.

The Compensation Committee is also responsible for establishing, implementing, and monitoring the compensation structure, policies, and programs of the Company, subject to the overall authority of the board of directors, including assessment of the risk profile of each compensation policy and practice, and for assessing and recommending to the board for approval of the total compensation paid to the Chief Executive Officer and Executive Vice President officers and above of the Company. The Compensation Committee periodically reviews the pay practices of companies in our peer group to determine the appropriate compensation mix and levels for our executive officers. The Compensation Committee may engage the advice of outside experts, including compensation consultants. It is the Compensation Committee’s policy to engage only advisors that the Compensation Committee determines to be sufficiently independent. The Chair of the Compensation Committee regularly reports to the board of directors on the Compensation Committee’s actions and recommendations.

The Role of the Independent Compensation Consultant

The Compensation Committee at times retains the services of independent consultants to assist the Compensation Committee with its consideration of the Company’s compensation policies, programs and practices.

Pursuant to authority granted to it under its charter, the Compensation Committee continued its engagement with Pearl Meyer as its independent consultant for fiscal 2021 on an ad-hoc, project basis. Pearl Meyer provides expertise on competitive pay practices and program design, and serves as an objective third-party advisor in assessing the reasonableness of compensation levels and performance metrics, as needed. Pearl Meyer reports directly to the Compensation Committee. The Compensation Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules and has determined that Pearl Meyer does not have any conflict of interest relating to the work it is performing for the Compensation Committee.

The Role of Peer Groups

The Compensation Committee uses a broad group of financial institutions for evaluating compensation of the Chief Executive Officer and the other NEOs. The Compensation Committee, with input from its compensation consultant, if needed, may periodically review the composition of peer companies against which the Company evaluates itself for compensation purposes and for supplementing the information used to make compensation decisions such as determining compensation targets and base salaries.

In addition to peer group comparative data, our Compensation Committee may consider other factors that it deems prudent when determining executive compensation. While comparisons can be useful in identifying general compensation trends and overall pay levels, the Compensation Committee recognizes that there may be meaningful differences between our Company and our peers. The Compensation Committee uses the comparison data as a general indicator of market trends in executive compensation, but does not use it exclusively to set compensation levels. For example, the Compensation Committee also reviews other information, such as individual and Company performance, the position, responsibilities within the Company, and other factors to determine total executive compensation.

With regards to compensation benchmarking as well as the performance metrics for the LTIP award granted in 2021, in May 2021 the Compensation Committee approved the peer group below comprised of banks similar in size, business and geography.

● Associated Bank, N.A.	● Ameris Bank	● Arvest Bank
● Atlantic Union Bank	● BancorpSouth Bank	● Bank OZK
● Banner Bank	● Berkshire Bank	● Bremer Bank, N.A.
● Cadence Bank, N.A.(1)	● Cathay Bank	● Centennial Bank
● Citizens Business Bank	● City National Bank of Florida	● Columbia State Bank
● Commerce Bank	● Community Bank, N.A.	● Eastern Bank
● First Financial Bank	● First Interstate Bank	● First Midwest Bank
● FirstBank	● First Merchants Bank	● Fulton Bank, N.A.
● Glacier Bank	● Great Western Bank	● Hancock Whitney Bank
● Investors Bank	● Independent Bank	● Mechanics Bank
● Old National Bank	● Pacific Premier Bank	● Pacific Western Bank
● PlainsCapital Bank	● Prosperity Bank	● Renasant Bank
● Rockland Trust Company	● Sandy Spring Bank	● Simmons Bank
● Sterling National Bank	● TowneBank	● Trustmark National Bank
● UMB Bank, N.A.	● Umpqua Bank	● United Bank
● United Community Bank	● Washington Federal Bank, N.A.	● Webster Bank, National Association
● WesBanco Bank, Inc.
_____________
(1)     Cadence Bank, N.A. was acquired by BancorpSouth Bank on October 29, 2021.

Elements of Compensation

The three primary elements of our executive compensation structure are base salary, short-term annual incentive awards and long-term equity incentive awards.

The following describes the objectives and policies underlying each of the elements of our executive compensation program.

Base Salary

Base salary is the fixed component of total direct compensation. We believe that base salaries should be competitive with the salaries paid by comparable banking institutions based on each individual executive officer’s experience, performance and geographic location. The Compensation Committee considers a wide variety of factors in determining base salary levels, including individual performance, Company performance, the business or corporate function for which the executive is responsible, the nature and importance of the executive officer’s position and role within the Company, the scope of the executive officer’s responsibility or internal relationships and the current compensation package in place for the executive officer, including the executive officer’s current annual base salary. In setting base salaries, the Compensation Committee also takes into account that target bonuses under our short-term annual incentive program generally are set as a percentage of base salary.

Following a peer compensation analysis conducted internally in early 2021, the Compensation Committee approved a 5% cost-of-living salary increase for our Chief Executive Officer and, based on further recommendations of our Chief Executive Officer, reviewed and approved:
•a 10.4% increase in the base salary of our Chief Financial Officer due to his promotion to Senior Executive Vice President in April 2021, and his increased oversight and responsibility in this role; and
•base salary increases for each of our other NEOs of 3% in order to maintain base salaries near market-competitive levels.

The salary increases of 3% are in line with the annual merit adjustments for employees Company wide.

The 2021 and 2020 base salaries for the NEOs were as follows:

NEO	2020 Base Salary	2021 Base Salary	Year-over-Year % Change
Kevin S. Kim	$978,500	$1,030,000	5.3%
Alex Ko	$380,433	$420,000	10.4%
Kyu S. Kim	$391,502	$403,247	3.0%
Thomas P. Stenger	$410,652	$422,973	3.0%
David P. Malone	$540,540	$556,756	3.0%

Annual Incentive Awards

Executive officers are given the opportunity to earn a target annual incentive as a percent of their base salary. Our annual performance-based incentive compensation program is designed to align the interests of our NEOs with those of our stockholders and provides for cash and equity compensation opportunities. Awards are driven by criteria primarily tied to the Bank’s performance.

Our Chief Executive Officer has the opportunity to earn a target annual cash incentive under a performance-based annual incentive program, which is paid 100% in cash as required by the terms of his employment agreement. For 2021, the Compensation Committee maintained our Chief Executive Officer’s target annual incentive award opportunity at 100% of his base salary, with the Chief Executive Officer’s actual incentive paid out at 96% of the target based on achievement of the relevant performance metrics.

Our other NEOs have the opportunity to earn discretionary annual incentive awards under the Company’s short-term annual incentive program, or STIP. These awards are delivered as a mix of cash and equity. The actual incentives paid to our NEOs under the 2021 STIP were comprised of approximately 50% as cash (paid in March 2022) and 50% as equity (granted in March 2022) that vests 50% on each of the first two anniversaries of the grant date. Given the discretionary nature of the STIP and varying accounting treatments of the cash and equity issued under the STIP, the Summary Compensation Table below reports the cash portion of the 2021 STIP in each respective NEO’s 2021 compensation, as well as the equity portion payout of the prior year’s 2020 STIP that was awarded in March 2021.

The following sections discuss the Compensation Committee’s criteria used to determine 2021 annual incentive awards for our Chief Executive Officer and other NEOs. These decisions were made during the continued COVID-19 pandemic in the United States, with the Compensation Committee monitoring developments but ultimately not implementing any adjustments or changes to the overall program as a result of the continued COVID-19 pandemic.

Performance Measure Calculations

We utilized the following calculations when determining the achievement of the performance measures associated with the annual incentive awards issued in 2021:

•Earnings per share, or EPS, which was measured based on the following formula: net income, divided by weighted average diluted common shares.
•Return on tangible common equity, or ROTCE, which was measured bsed on the following formula: net income, divided by tangible common equity, with tangible common equity representing common equity, less goodwill and net other intangible assets.
•Net interest margin, which was measured based on the following formula: net interest income divided by average earnings assets.
•Efficiency ratio, which was measured based on the following formula: noninterest expense, divide by the sum of net interest income, plus noninterest income.
•Total loan growth, which was measured based on the following formula: the annual percentage growth in loans receivable.
•Total deposit growth (retail), which was measured based on the following formula: the annual percentage growth in total retail deposits, with retail deposits representing total deposits, less brokered deposit and wholesale deposits.

Chief Executive Officer Annual Incentive Award: Performance Measures and Results

Mr. Kim’s target opportunity for 2021 was as follows, with performance criteria weighted 70% on the Company’s financial performance and 30% on the Company’s strategic performance:

Executive	Annual Incentive Opportunity as a % of Salary			Annual Incentive Opportunity
	Threshold	Target	Maximum	Threshold	Target	Maximum
Kevin S. Kim	50%	100%	150%	$515,000	$1,030,000	$1,545,000

In early 2022, the Compensation Committee reviewed the Bank’s actual financial and regulatory performance relative to approved goals to determine the annual incentive award payout for the Chief Executive Officer. As reflected in the chart below, the Company was below threshold for one metric relating to financial performance, below target for another profitability metric, but either above the target or above the maximum for all other financial performance metrics and strategic performance metric. Based on these results, the Compensation Committee approved an annual incentive payout to Mr. Kim, in accordance with the scorecard illustrated below, equal to approximately 96% of his target opportunity, or $990,501.

Performance Measures	Weight	2021 Performance Target Goals			Actual Results	Performance Achieved	Cash Incentive Earned	Actual Incentive paid as % of Target
		Minimum	Target	Maximum
Financial Performance	70%
Earnings per Share	15%	$1.02	$1.28	$1.54	$1.66	Above Maximum	$162,225	150.0%
Return on Average Tangible Common Equity	15%	7.84%	9.80%	11.76%	12.79%	Above Maximum	$162,225	150.0%
Net Interest Margin	15%	2.45%	3.06%	3.67%	3.09%	Above Target	$110,767	102.4%
Efficiency Ratio	15%	53.36%	50.82%	48.28%	52.72%	Below Target	$67,064	62.0%
Total Loan Growth	20%	3.80%	4.80%	5.76%	3.47%	Below Threshold	$—	—%
Total Deposit Growth (retail)	20%	4.00%	5.00%	6.00%	8.51%	Above Maximum	$216,300	150.0%
Strategic Performance	30%
Strategic and Risk Management	100%				88.00%		$271,920	88.0%

TOTAL	100%						$990,501

Other NEOs’ Annual Incentive Awards: Company Performance Objectives and Individual Evaluation

Annual incentive awards for all other employees with a title of First Vice President and above, including the NEOs, other than the Chief Executive Officer, are paid under a discretionary performance incentive program. This program was developed to recognize and reward senior officers, who help enhance stockholder value, profitability and customer satisfaction and help meet the strategic goals of the Company. This discretionary performance incentive program is administered by the Chief Executive Officer and approved by the Compensation Committee.

Our other NEOs have the opportunity to earn a discretionary annual incentive award under the STIP. Awards granted under the STIP are paid using a mix of cash and equity awards. Equity awards further receive a 10% value premium over the cash payments and are paid out in shares of our common stock based on the fair market value of our common stock on the grant date, vesting 50% on each of the first two anniversaries of the grant date. For our NEOs (other than our Chief Executive Officer), the 2021 STIP award was paid out as a 50% cash incentive and 50% as an equity incentive (prior to the 10% premium) that vests 50% on each of the first two anniversaries of the grant date. We believe this ensures that our NEOs consider the long-term performance and growth of the Company while delivering short-term results.

Beginning in 2018, the Compensation Committee established Bank performance goals for the year, achievement of which would result in creation of an overall Company bonus pool, and transitioned from agreed-upon individual goals to more subjective qualitative measures based on the annual evaluation for each individual. The achievement of such qualitative measures is determined by our Chief Executive Officer for our other NEOs following completion of our fiscal year. Based on his evaluation of such measures, our Chief Executive Officer recommends to the Compensation Committee (and our Compensation Committee approves, in its discretion, based on such recommendation) the annual bonuses for our NEOs from the established bonus pool. In addition, our Compensation Committee retained discretion to reduce the overall Company bonus pool based on the Company’s overall performance and stockholder returns for the year.

Given the discretionary nature of the STIP and due to the varying accounting treatments of the cash and equity, for these NEOs the Summary Compensation Table below reports in their respective 2021 compensation (i) the cash portion of the 2021 STIP that was paid in March 2022 for the Company’s 2021 performance and (ii) the grant date fair value of the equity portion payout of the prior year’s 2020 STIP that was granted in March 2021 awarded for 2020 performance.

In early 2021, the Chief Executive Officer recommended, and the Compensation Committee approved, the Bank performance goals for 2021, upon which the overall Company bonus pool was determined. The performance measures for the 2021 target performance goals were modified from the measures used in 2020 to focus more specifically on certain financial measures. The 2021 performance measures were weighted as follows: 15% on EPS; 15% on ROTCE; 15% on net interest margin; 15% on efficiency ratio; 20% on total loan growth; and 20% on total deposit growth (retail).

Following is a summary of the Bank performance goals approved for 2021, the respective assigned weights in determining the overall payout opportunity, and actual performance results:

Performance Measures	Weight	2021 Performance Target Goals			Actual Results	Performance Achieved	Actual Percent of Performance	Actual Weight
	President, Sr. EVP and EVP	Minimum	Target	Maximum
Financial Performance	100%
Earnings per Share	15%	$1.02	$1.28	$1.54	$1.66	Above Maximum	150.0%	22.5%
Return on Average Tangible Common Equity	15%	7.84%	9.80%	11.76%	12.79%	Above Maximum	150.0%	22.5%
Net Interest Margin	15%	2.45%	3.06%	3.67%	3.09%	Above Target	102.0%	15.0%
Efficiency Ratio	15%	53.36%	50.82%	48.28%	52.72%	Below Target	62.0%	7.5%
Total Loan Growth	20%	3.80%	4.80%	5.76%	3.47%	Below Threshold	—%	—%
Total Deposit Growth (retail)	20%	4.00%	5.00%	6.00%	8.51%	Above Maximum	150.0%	30.0%

TOTAL	100%							97.5%

In early 2022, based on the size of the 2021 Company bonus pool and taking into consideration the historic target payouts of 45% for Senior Executive Vice Presidents Alex Ko and Kyu S. Kim, 40% for Executive Vice President Thomas P. Stenger, and 60% for the Bank’s former Bank President David P. Malone, all of whom are the remaining 2021 NEOs, the Chief Executive Officer recommended and the Compensation Committee approved the following discretionary 2021 STIP awards to our NEOs. In making this determination, the following are the guidelines that are considered to weight corporate performance criteria and individual objectives:

NEO Title	Guidelines
	Corporate Objectives Weight	Completion of Strategic Initiatives and Risk Management	Business Unit Performance	Individual Objectives Weight
Sr. EVP and EVP	35%	—	35%	30%
Bank President	60%	20%	—	20%

Based on the Bank’s overall 2021 performance, the table below shows the payouts:

NEO	2021 STIP Target Opportunity as a % of Base Salary	Actual 2021 STIP Award	Actual 2021 STIP Paid as a % of Salary	Target Measurement	Cash Portion of 2021 STIP	Value of Equity Portion of 2021 STIP (including 10% premium)
Alex Ko	45%	$168,000	40%	Below Target	$80,000	$88,000
Kyu S. Kim	45%	$157,500	39%	Below Target	$75,000	$82,500
Thomas P. Stenger	40%	$147,000	35%	Below Target	$70,000	$77,000
David P. Malone(1)	60%	$200,000	36%	Below Target	$200,000	$—
_____________

(1) For Mr. David P. Malone, who retired as President and Chief Operating Officer of the Bank effective December 31, 2021, the Company paid his 2021 STIP award in 100% cash on March 11, 2022.

Due to the discretionary nature of the grant, the equity portion of the 2021 STIP paid in the form of our common stock (as described above) will be shown in the equity column of next year’s Summary Compensation Table.

Long-Term Equity Incentive Awards

The Compensation Committee believes that equity-based compensation ensures that the Company’s officers have a personal stake in the long-term success of the Company without encouraging such officers to take inappropriate or unnecessary risks.

Our Long-Term Incentive Program (“LTIP”) has the following objectives:
•Attract and retain the services of individuals who are likely to make significant contributions to the Company’s success;
•Encourage ownership of the Company’s common stock by employees;
•Align executives with stockholder interests; and
•Ensure sound risk management by providing a balanced view of performance and aligning rewards with the longer-term time horizon of risk outcomes.

The LTIP provides for long-term incentive opportunities through a combination of time-based and performance-contingent equity grants. A select group of senior management and key executives who impact organization-wide results will be considered for participation by the Compensation Committee on an annual basis, with consideration of input from our Chief Executive Officer. The Compensation Committee determined that 50% of the 2021 Long-Term Incentive Program (“2021 LTIP”) award will be subject to time-based vesting and 50% of the 2021 LTIP will be subject to performance-based vesting for all recipients, including our NEOs. Unless determined otherwise by the Compensation Committee, in addition to the annual STIP equity grant described above, LTIP awards are expected to be granted annually, with overlapping three-year performance cycles. All LTIP awards granted in 2021 were granted under our stockholder-approved 2019 Incentive Compensation Plan (the “2019 Plan”).

With the exception of termination due to disability, death or change in control, participants will generally forfeit all rights to any unvested portion of LTIP awards upon termination of employment. The LTIP will be subject to the Company’s clawback policy, as it may be modified from time to time.

The time-vesting component of LTIP awards are granted as restricted stock units (“RSUs”) that vest one-third each on the first three anniversaries of the grant date.

The performance-vesting component of LTIP awards are granted as performance share units (“PSUs”), contingent on the achievement of pre-established three-year performance goals. At the beginning of the performance period, goals are established which are designed to measure the degree of sustained business success over the set time frame. The Compensation Committee establishes and administers the LTIP performance goals, with consideration of input from management. At the end of the three-year vesting cliff, the Company’s performance against the goals will be assessed to determine the earned award level.

For the 2021 LTIP grant, our Compensation Committee approved PSUs based on absolute EPS for a 12-month performance period, and relative ROTCE and relative TSR contingent on the achievement of pre-established three-year performance goals as shown in the table below. The EPS is based on actual EPS against the budget forecast for a 12-month period. ROTCE (return on average tangible common equity) replaced ROAA (return on average assets) to better align with market practices and stockholder interests. Lastly, the TSR performance metric was maintained, but the weighting was reduced, which is also consistent with many other companies.

Performance Measure	Weighting	Measurement Perspective	Performance Goals
			Threshold	Target	Stretch
Earnings Per Share(1)	40%	Absolute	$1.15	$1.28	$1.41
Return on Average Tangible Common Equity(2)(3)	40%	Relative	25th Percentile	50th Percentile	75th Percentile
Total Stockholder Return(3)(4)	20%	Relative	25th Percentile	50th Percentile	75th Percentile
Payout as % of Target			50%	100%	150%
_________________
(1)    EPS is measured on an absolute basis against the Company’s budget/forecast over the period January 1, 2021 through December 31, 2021.
(2)    ROTCE measured on a relative basis against a defined group of peer banks over the period January 1, 2021 through December 31, 2023.
(3)    The group of peer banks is comprised of like banks by size, business, geography, etc.
(4)    TSR on a relative basis against a defined group of peer banks over the period January 1, 2021 through December 31, 2023 (calculated assuming that dividends during the period are reinvested in company shares on the date paid).

Performance below “Threshold” for a given performance measure will result in the forfeiture of the portion of the LTIP award. Performance at or above “Stretch” for a given performance measure will result in a payout equal to 150% of the respective target portion of the LTIP award. Performance between “Threshold - Target - Stretch” will be determined using a straight-line interpolation and rounded up to the nearest whole number of shares.

Each LTIP participant has a target award denominated as a percentage of his/her base salary in effect on the date of grant as determined by the Compensation Committee on an annual basis and recommendations from our Chief Executive Officer for our other NEOs. The following table summarizes target award opportunities, expressed as grant date fair market value as a percentage of base salary, for each NEO under the LTIP:

Position	Total Target Award	LTIP: Time-Based Vesting RSUs	LTIP: Target Performance- Contingent PSUs
Chairman, President & Chief Executive Officer	125%	62.5%	62.5%
Sr. EVPs and EVPs	30% - 40%	15% - 20%	15% - 20%
Bank President	65%	32.5%	32.5%

The Compensation Committee approved the following number of units underlying LTIP equity awards granted to the NEOs in 2021:

	Grant Date	LTIP: Time-Based Vesting RSUs	LTIP: PSUs EPS (at target)	LTIP: PSUs ROTCE (at target)	LTIP: PSUs TSR (at target)
Kevin S. Kim	5/19/2021	41,748	16,698	16,698	8,351
Alex Ko	5/19/2021	5,513	2,205	2,205	1,102
Kyu S. Kim	5/19/2021	4,378	1,751	1,751	875
Thomas P. Stenger	5/19/2021	4,540	1,816	1,816	907
David P. Malone	5/19/2021	11,349	4,540	4,540	2,269

For the PSUs that were granted in 2021, below is the grant date of each award and the value assuming the most probable outcome is achieved and the grant date fair value assuming achievement of the target and maximum levels of performance:

Name	Grant Date	Description of PSU Granted	Grant Date Fair Value
			Assuming Most Probable Outcome is Achieved(1)	Assuming Target Outcome is Achieved(2)	Assuming Maximum Value is Achieved(3)
Kevin S. Kim	5/19/2021	LTIP (Performance-Based Absolute EPS)	$257,483	$257,483	$386,225
	5/19/2021	LTIP (Performance-Based Relative ROTCE)	$257,483	$257,483	$386,225
	5/19/2021	LTIP (Performance-Based Relative TSR)	$134,368	$134,368	$134,368
Alex Ko	5/19/2021	LTIP (Performance-Based Absolute EPS)	$34,001	$34,001	$51,009
	5/19/2021	LTIP (Performance-Based Relative ROTCE)	$34,001	$34,001	$51,009
	5/19/2021	LTIP (Performance-Based Relative TSR)	$17,731	$17,731	$17,731
Kyu S. Kim	5/19/2021	LTIP (Performance-Based Absolute EPS)	$27,000	$27,000	$40,501
	5/19/2021	LTIP (Performance-Based Relative ROTCE)	$27,000	$27,000	$40,501
	5/19/2021	LTIP (Performance-Based Relative TSR)	$14,079	$14,079	$14,079
Thomas P. Stenger	5/19/2021	LTIP (Performance-Based Absolute EPS)	$28,003	$28,003	$42,004
	5/19/2021	LTIP (Performance-Based Relative ROTCE)	$28,003	$28,003	$42,004
	5/19/2021	LTIP (Performance-Based Relative TSR)	$14,594	$14,594	$14,594
David P. Malone	5/19/2021	LTIP (Performance-Based Absolute EPS)	$70,007	$70,007	$105,010
	5/19/2021	LTIP (Performance-Based Relative ROTCE)	$70,007	$70,007	$105,010
	5/19/2021	LTIP (Performance-Based Relative TSR)	$36,508	$36,508	$36,508
_____________
(1)     For each LTIP performance-based relative TSR award, the value assuming the most probable outcome achieved is calculated using the Monte Carlo simulation model. See Note 12 of the Hope Bancorp, Inc. consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021, incorporated by reference herein, for information regarding assumptions underlying valuation of equity awards.
(2)    Assumes achievement of the target level of performance conditions, which is calculated as the target number of shares multiplied by $15.42, the closing price on May 19, 2021, the date of grant, except for each LTIP performance-based relative TSR award, the value reflects the most probable outcome achieved and is calculated using the Monte Carlo simulation model.
(3)    Assumes achievement of the maximum level of performance conditions, which is calculated as the maximum number of shares multiplied by $15.42, the closing price on May 19, 2021, the date of grant except for each LTIP performance-based relative TSR award, the value reflects the most probable outcome achieved and is calculated using the Monte Carlo simulation model. .
(4)    As previously noted, Mr. David P. Malone is included as one of our 2021 NEOs as Mr. Malone served in his role as the Bank’s President and Chief Operating Officer on December 31, 2021. Mr. Malone retired and resigned from these positions on December 31, 2021, continues to serve as a member of our board of directors.

2019 LTIP Grants - Non-Achievement of Performance Goals Determined During Q1 2021

In 2019, LTIP equity awards were granted to our NEOs on May 23, 2019. The performance-contingent component of the 2019 LTIP awards were granted as PSUs, contingent on the achievement of the following pre-established three-year performance goals.

Performance Measure	Weighting	Measurement Perspective	Performance Goals
			Threshold	Target	Stretch
Return on Average Assets(1)(3)	50%	Relative	30th Percentile	50th Percentile	80th Percentile
Total Stockholder Return(2)(3)	50%	Relative	30th Percentile	50th Percentile	80th Percentile
Payout as % of Target			50%	100%	150%
_____________
(1)     ROAA measured on a relative basis against a defined group of peer banks over an 11-quarter period from April 1, 2019 through December 31, 2021.
(2)     TSR on a relative basis against a defined group of peer banks over an 11-quarter period from April 1, 2019 through December 31, 2021. Peer banks consist of all companies included in the KBW Regional Banking Index (KRX) as of December 31, 2021, excluding the Company if included in the KRX as of that date.
(3)    If the Company's absolute TSR performance over the period is negative, the payout for this measure will not exceed the target payout regardless of the relative performance ranking.

On March 15, 2022, it was determined that the Company did not meet the threshold performance goal for ROAA, but met the threshold performance goal for TSR. Accordingly, the LTIP equity awards for ROAA were forfeited and the LTIP equity awards for TSR vested, each as described below:

Executive	Grant Date	2019 LTIP - Description of PSU	Performance Achieved	% Payout	Shares Vested as of March 15, 2022	Value Realized on Vesting
Kevin S. Kim	5/23/2019	LTIP (Performance-Based Relative ROAA)	Under Threshold	—%	—	$—
	5/23/2019	LTIP (Performance-Based Relative TSR)	Over Threshold	81%	17,786	$293,291
Alex Ko	5/23/2019	LTIP (Performance Based Relative ROAA)	Under Threshold	—%	—	$—
	5/23/2019	LTIP (Performance-Based Relative TSR)	Over Threshold	81%	2,497	$41,176
Kyu S. Kim	5/23/2019	LTIP (Performance-Based Relative ROAA)	Under Threshold	—%	—	$—
	5/23/2019	LTIP (Performance-Based Relative TSR)	Over Threshold	81%	2,203	$36,327
Thomas P. Stenger	5/23/2019	LTIP (Performance-Based Relative ROAA)	Under Threshold	—%	—	$—
	5/23/2019	LTIP (Performance-Based Relative TSR)	Over Threshold	81%	1,498	$24,702
David P. Malone	5/23/2019	LTIP (Performance-Based Relative ROAA)	Under Threshold	—%	—	$—
	5/23/2019	LTIP (Performance-Based Relative TSR)	Over Threshold	81%	5,204	$85,814

Other Practices, Policies and Guidelines

Stock Ownership Guidelines

Our executive compensation program includes a Stock Ownership Policy that sets forth stock ownership guidelines for our Chief Executive Officer and non-employee directors. The individuals subject to the guidelines generally have five years from the date the guidelines were adopted in February 2016, their election to the board or their appointment as Chief Executive Officer to meet the guidelines. Participants may satisfy the ownership guidelines with common stock in the following categories:
•Shares owned directly;
•Shares owned indirectly (for example by a spouse or trust) if the participant has a pecuniary interest in such shares;
•Vested restricted stock or other vested stock-based awards (excluding options) granted under the company’s incentive plans or equity compensation arrangements; and
•Unvested RSUs subject only to time-based vesting requirements.

If guidelines have not been met within the five-year period, such individuals must retain 100% of the net shares received pursuant to any equity incentive award, after shares are sold or withheld, as the case may be, to pay any exercise price or satisfy any tax obligations arising in connection with the exercise, vesting or payment of the award. Adopted guidelines are as follows:

Role	Guideline
Chief Executive Officer	5x base salary
Non-Employee Directors	3x annual cash retainer

Currently, our Chief Executive Officer ownership level exceeds the above stated guideline. We do not have any stock ownership guidelines or requirement for any of our NEOs other than our Chief Executive Officer.

Our NEOs are subject to the policy prohibiting the hedging and pledging of our stock, which is discussed under Proposal 1: Election of Directors under the section titled – Hedging and Pledging Prohibition.

Clawback Policy

Our executive compensation program includes a clawback policy that provides for the recoupment of certain incentive-based compensation that was earned, vested and granted to our executive officers, including former executive officers, based on any financial reporting measure, our stock price or total stockholder return. Incentive compensation is subject to recoupment if received within any of the three fiscal years prior to the determination that a material error in our financial statements has occurred requiring an accounting restatement. This policy is intended to comply with Section 954 of the Dodd-Frank Act and any applicable stock exchange rules that may be adopted under such act.

Other Benefits

The NEOs are entitled to participate in the same benefits programs that are available to all full-time employees. These benefits include health, dental, vision, and life insurance, paid vacation and the Company contributions to the 401(k) Plan, if any. The Company provides limited perquisites to its NEOs, such as auto allowances and club dues, where the club enhances opportunities to meet and network with prospective customers and other business leaders. Please see the footnotes to the Summary Compensation Table for further information.

Compensation Risk Considerations
The Compensation Committee has concluded that the Company’s compensation arrangements do not encourage employees to take unnecessary and excessive risks after considering, among other items, the Company’s clawback policy, the mix of cash and equity incentives, as well as the mix of time-based vesting awards and performance-contingent awards. We do not believe that any risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Tax, Accounting and Regulatory Considerations

We take tax, accounting and regulatory requirements into consideration when we choose our compensation elements and when we establish the procedures to set and pay those elements. We seek to pay compensation in the most tax-effective manner where reasonably possible. However, we will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible.

CEO to Median Employee Pay Ratio

Below is (i) the 2021 total annualized compensation of Kevin S. Kim, our Chairman, President and Chief Executive Officer, as reported in this Proxy Statement; (ii) the 2021 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our Chief Executive Officer to that of our median employee; and (iv) the methodology we used to calculate our Chief Executive Officer pay ratio:

CEO Total Compensation	$3,356,442
Median Employee Annual Total Compensation	$72,040
CEO to Median Employee Pay Ratio	46:1

Our Chief Executive Officer pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Our methodology and process is explained below:
•Determination of Employee Population. We determined that, as of December 31, 2021, our total employee population consisted of 1,499 individuals, consisting of full-time, part-time, and/or temporary workers, employed by the Company and the Bank.
•Identification of the Median Employee. We identified our median employee using the federal taxable income reported for that measurement period in Box 1 of Form W-2 for each employee. We chose Form W-2 because our employee population consisted solely of U.S. employees, and this compensation measure applies to all U.S. employees, allowing for accessibility and broad comparability. No full-time equivalent adjustments were made for part-time employees.
•Calculation of Chief Executive Officer Pay Ratio. We calculated our median employee’s annual total compensation for 2021 according to the SEC’s instructions for preparing the Summary Compensation Table. We then calculated Mr. Kim’s total compensation for 2021 using the same approach to determine the pay ratio shown above.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Dale S. Zuehls (Chair), Daisy Y. Ha, William J. Lewis and Scott Yoon-Suk Whang, all of whom satisfy the Nasdaq Stock Market listing requirements. None of the members of the Compensation Committee have ever been an officer or employee of the Company or any of its subsidiaries. In addition, none of our executive officers serve or have served on the board of directors or compensation committee of another company that also has an executive officer that serves on our board of directors or our Compensation Committee.

EXECUTIVE COMPENSATION TABLES

2021 Summary Compensation Table

The Summary Compensation Table and related narratives present the compensation paid to or earned by our Named Executive Officers for the years ended December 31, 2021, 2020 and 2019.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Options Awards	Non-Equity Incentive Plan Compen- sation	Change in Pension Value and Nonqualified Deferred Comp Earnings(3)	All Other Compen-sation(4)	Total
Kevin S. Kim Chairman, President & Chief Executive Officer	2021	$1,016,135	$1,050	$1,293,088	$—	$990,501	$5,557	$50,111	$3,356,442
	2020	$999,838	$1,050	$1,134,628	$—	$604,447	$5,221	$78,618	$2,823,802
	2019	$950,000	$1,050	$1,105,599	$—	$593,484	$4,905	$53,046	$2,708,084
Alex Ko Chief Financial Officer	2021	$409,347	$81,050	$234,551	$—	$—	$—	$39,800	$764,748
	2020	$389,491	$88,050	$212,689	$—	$—	$—	$39,800	$730,031
	2019	$357,008	$84,650	$212,929	$—	$—	$—	$30,000	$684,587
Kyu S. Kim Eastern Regional President	2021	$400,085	$76,050	$197,182	$—	$—	$2,105	$50,824	$726,246
	2020	$403,051	$85,050	$175,904	$—	$—	$1,977	$48,721	$714,706
	2019	$376,693	$85,850	$200,165	$—	$—	$1,858	$33,051	$697,617
Thomas P. Stenger Chief Risk Officer	2021	$419,655	$71,050	$188,999	$—	$—	$—	$107,484	$787,188
	2020	$423,169	$67,050	$169,357	$—	$—	$—	$98,791	$758,370
	2019	$338,462	$184,220	$176,203	$—	$—	$—	$20,667	$719,552
David P. Malone Former Bank President & Chief Operating Officer	2021	$552,390	$201,050	$441,283	$—	$—	$—	$16,878	$1,211,602
	2020	$546,210	$123,450	$399,030	$—	$—	$—	$17,380	$1,086,072
	2019	$484,200	$123,050	$425,212	$—	$—	$—	$17,473	$1,049,934
_____________
(1)    Includes (i) cash payments made to each NEO (other than our Chief Executive Officer) pursuant to the Company’s 2021 short-term incentive program (the “2021 STIP”) and (ii) holiday bonuses paid to each NEO in the fourth quarter of 2021.
(2)    Amounts reported represent the aggregate grant date fair value for restricted stock, restricted stock units (“RSUs”) and performance-contingent restricted stock units (“PSUs”) granted in each respective year in accordance with FASB ASC Topic 718, excluding the effect of forfeitures. See Note 12, “Stock Compensation Plans” to the Company’s Consolidated Financial Statements for the year ended December 31, 2021 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for more information regarding the Company’s accounting for share-based compensation plans. Amounts reported herein include (i) the grant date fair value of RSUs issued under our 2020 short-term incentive program (“2020 STIP”) granted in 2021, (ii) time-based RSUs issued under our 2021 LTIP and (iii) PSUs issued under our 2021 LTIP. The amounts shown in the Summary Compensation Table above do not represent the actual value realized by each NEO.
The following table sets forth the grant date fair value for each award granted to the NEOs during the year ended December 31, 2021. For PSUs, both the grant date fair value assuming achievement of the most probable outcome of the performance conditions (which is the amount set forth in column of the Summary Compensation Table titled Stock Awards), and the grant date fair value assuming the maximum award amount is achieved, which is calculated as the maximum number of shares that could be achieved multiplied by $15.42, the closing price on May 19, 2021, the date of grant) are presented (except for each LTIP performance-based relative TSR award, the value reflects the most probable outcome achieved which is calculated using the Monte Carlo simulation model). See 2021 Grants of Plan Based Awards table and CD&A for additional details regarding the awards.

Name	Grant Date	Type of Award Granted	Grant Date Fair Value
			Assuming Most Probable Outcome is Achieved	Assuming Maximum Value is Achieved
Kevin S. Kim	5/19/2021	LTIP (Time-Based)	$643,754	$965,631
	5/19/2021	LTIP (Performance-Based Absolute EPS)	$257,483	$386,225
	5/19/2021	LTIP (Performance-Based Relative ROTCE)	$257,483	$386,225
	5/19/2021	LTIP (Performance-Based Relative TSR)	$134,368	$134,368
Alex Ko	3/17/2021	2020 STIP (Time-Based)	$63,807	$95,711
	5/19/2021	LTIP (Time-Based)	$85,010	$127,516
	5/19/2021	LTIP (Performance-Based Absolute EPS)	$34,001	$51,002
	5/19/2021	LTIP (Performance-Based Relative ROTCE)	$34,001	$51,002
	5/19/2021	LTIP (Performance-Based Relative TSR)	$17,731	$17,731
Kyu S. Kim	3/17/2021	2020 STIP (Time-Based)	$61,594	$92,390
	5/19/2021	LTIP (Time-Based)	$67,509	$101,263
	5/19/2021	LTIP (Performance-Based Absolute EPS)	$27,000	$40,501
	5/19/2021	LTIP (Performance-Based Relative ROTCE)	$27,000	$40,501
	5/19/2021	LTIP (Performance-Based Relative TSR)	$14,079	$14,079
Thomas P. Stenger	3/17/2021	2020 STIP (Time-Based)	$48,393	$72,589
	5/19/2021	LTIP (Time-Based)	$70,007	$105,010
	5/19/2021	LTIP (Performance-Based Absolute EPS)	$28,003	$42,004
	5/19/2021	LTIP (Performance-Based Relative ROTCE)	$28,003	$42,004
	5/19/2021	LTIP (Performance-Based Relative TSR)	$14,594	$14,594
David P. Malone	3/17/2021	2020 STIP (Time-Based)	$89,760	$134,640
	5/19/2021	LTIP (Time-Based)	$175,002	$262,502
	5/19/2021	LTIP (Performance-Based Absolute EPS)	$70,007	$105,010
	5/19/2021	LTIP (Performance-Based Relative ROTCE)	$70,007	$105,010
	5/19/2021	LTIP (Performance-Based Relative TSR)	$36,508	$36,508

(3)    Amounts shown are above-market interest on LTIP deferred accounts, based on the difference between the 6.25% annual interest rate provided on the LTIP accounts and 120% of the applicable federal long-term rate (compounded monthly) in effect at the time the LTIP was established, which was 3.06% for Kevin S. Kim and 4.60% for Kyu S. Kim.
(4)    For 2021, all other compensation for each NEO includes the following:

Name	Year	401(k) Match	Auto Allowance	Perquisites(a)	Total
Kevin S. Kim	2021	$26,000	$—	$24,111	$50,111
Alex Ko	2021	$26,000	$13,800	$—	$39,800
Kyu S. Kim	2021	$26,000	$13,800	$11,024	$50,824
Thomas P. Stenger	2021	$26,000	$13,800	$67,684	$107,484
David P. Malone	2021	$—	$13,800	$3,078	$16,878
________________

(a)
Perquisites in 2021 included for Kevin S. Kim monthly membership fees at a social club and a country club, aggregating $18,323 and auto-related expense reimbursements of $5,788; for Ms. Kim the estimated value of the Bank Owned Life Insurance benefit of $4,833 based on the cost of coverage specified by the IRS group-term life insurance premium table and parking fringe benefits of $6,190; for Mr. Stenger relocation and travel expenses of $67,684; and for Mr. Malone monthly membership fees at a social club, aggregating $3,078.

2021 Grants of Plan-Based Awards Table

The following summarizes non-equity and equity incentive awards granted to the NEOs during the fiscal year ended December 31, 2021 under our 2019 Plan. No other plan-based awards were granted to NEOs during the year.

	Grant Date	Estimated Future Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Under-lying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Kevin S. Kim Chairman, President & Chief Executive Officer	3/17/2021(3)	$515,000	$1,030,000	$1,545,000
	5/19/2021							41,748(4)			$643,754
	5/19/2021				8,349	16,698	25,047				$257,483
	5/19/2021				8,349	16,698	25,047				$257,483
	5/19/2021				4,176	8,351	12,527				$134,368
Alex Ko Chief Financial Officer	3/17/2021(5)		$189,000
	3/17/2021							3,978(6)			$63,807
	5/19/2021							5,513(4)			$85,010
	5/19/2021				1,103	2,205	3,308				$34,001
	5/19/2021				1,103	2,205	3,308				$34,001
	5/19/2021				551	1,102	1,653				$17,731
Kyu S. Kim Eastern Regional President	3/17/2021(5)		$181,461
	3/17/2021							3,840(6)			$61,594
	5/19/2021							4,378(4)			$67,509
	5/19/2021				876	1,751	2,627				$27,000
	5/19/2021				876	1,751	2,627				$27,000
	5/19/2021				438	875	1,313				$14,079
Thomas P. Stenger Chief Risk Officer	3/17/2021(5)		$169,189
	3/17/2021							3,017(6)			$48,393
	5/19/2021							4,540(4)			$70,007
	5/19/2021				908	1,816	2,724				$28,003
	5/19/2021				908	1,816	2,724				$28,003
	5/19/2021				454	907	1,361				$14,594
David P. Malone Former Bank President & Chief Operating Officer	3/17/2021(5)		$334,054
	3/17/2021							5,596(6)			$89,760
	5/19/2021							11,349(4)			$175,002
	5/19/2021				2,270	4,540	6,810				$70,007
	5/19/2021				2,270	4,540	6,810				$70,007
	5/19/2021				1,135	2,269	3,304				$36,508

__________
(1)    Represents PSUs issued in accordance with the objectives of the 2021 LTIP, which PSUs will vest in full on March 15, 2023 if the performance criteria are met.
(2)    The grant date fair value, computed in accordance with FASB ASC Topic 718. See Note 12 of the Hope Bancorp consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021, incorporated by reference herein, for information regarding assumptions underlying valuation of equity awards.
(3)    For Kevin S. Kim, reflects annual cash incentive bonus opportunity approved by the Compensation Committee available to be earned based on the achievement of annual profitability and balance sheet growth.
(4)    Amounts reflect 2021 LTIP grants of time-vested restricted stock units under our 2019 Plan, which vest ratably on each of the first three anniversaries of the grant date.
(5)    Amounts are shown for illustrative purposes only, and reflect target 2021 STIP bonus opportunities based upon historic target payouts of 60% for David P. Malone, former President of the Bank, 45% for Senior Executive Vice Presidents Alex Ko and Kyu S. Kim and 40% for Executive Vice President Thomas P. Stenger. The following table presents the values of the cash and equity awards under the 2021 STIP that are or will be granted to each NEO, other than our Chief Executive Officer.

Name	2021 STIP Awards
	Cash Bonus	Equity Award (including 10% premium)
Alex Ko	$94,500	$103,950
Kyu S. Kim	$90,731	$99,804
Thomas P. Stenger	$84,595	$93,054
David P. Malone	$167,027	$183,729

For actual cash payments made to each NEO, other than our Chief Executive Officer, under the 2021 STIP, please see the Summary Compensation Table above. In addition, due to the discretionary nature of the payments under the 2021 STIP, the portion of the 2021 STIP payment in the form of an equity grant will be disclosed in the summary compensation table in the proxy statement for our 2023 annual meeting of stockholders.
(6)    Amounts reflect the equity portion of the 2020 STIP award granted on March 17, 2021. Fifty percent of each such award will vest on each of the first two anniversaries of the grant date.

2021 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents information concerning the value of all unexercised options and unvested stock awards awarded to the NEOs and remaining outstanding as of December 31, 2021. This includes options and unvested restricted stock and restricted stock units granted under the 2019 Plan, 2016 Plan and the 2007 Plan.

	Option/Stock Award Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Kevin S. Kim Chairman, President & Chief Executive Officer	6/27/2014	170,000	—	$15.88	6/27/2024
	5/26/2016	30,660	—	$16.12	5/26/2026
	9/1/2016	60,000	—	$17.18	9/1/2026
	5/23/2019					14,639	$215,340
	5/23/2019(4)							21,958	$323,002
	5/23/2019(5)							21,958	$323,002
	4/22/2020					50,210	$738,589
	4/22/2020(6)							37,658	$553,949
	4/22/2020(6)							37,658	$553,949
	5/19/2021					41,748	$614,113
	5/19/2021(7)							16,698	$245,628
	5/19/2021(7)							16,698	$245,628
	5/19/2021(7)							8,351	$122,843
Alex Ko Chief Financial Officer	9/1/2016(8)	20,000	—	$17.18	9/1/2026
	5/23/2019					2,055	$30,229
	5/23/2019(4)							3,082	$45,336
	5/23/2019(5)							3,082	$45,336
	3/6/2020					2,688	$39,540
	4/22/2020					6,667	$98,072
	4/22/2020(6)							5,000	$73,550
	4/22/2020(6)							5,000	$73,550
	3/17/2021					3,978	$58,516
	5/19/2021					5,513	$81,096
	5/19/2021(7)							2,205	$32,436
	5/19/2021(7)							2,205	$32,436
	5/19/2021(7)							1,102	$16,210
Kyu S. Kim Eastern Regional President	9/1/2016(8)	30,000	—	$17.18	9/1/2026
	5/23/2019					1,813	$26,669
	5/23/2019(4)							2,719	$39,996
	5/23/2019(5)							2,719	$39,996
	3/6/2020					2,726	$40,099
	4/22/2020					5,000	$73,550
	4/22/2020(6)							3,750	$55,163
	4/22/2020(6)							3,750	$55,163
	3/17/2021					3,840	$56,486
	5/19/2021					4,378	$64,400
	5/19/2021(7)							1,751	$25,757
	5/19/2021(7)							1,751	$25,757
	5/19/2021(7)							875	$12,871

	Option/Stock Award Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Thomas P. Stenger Chief Risk Officer	2/28/2019					3,420	$50,308
	5/23/2019					1,233	$18,137
	5/23/2019(4)							1,849	$27,199
	5/23/2019(5)							1,849	$27,199
	3/6/2020					2,116	$31,126
	4/22/2020					5,334	$78,463
	4/22/2020(6)							4,000	$58,840
	4/22/2020(6)							4,000	$58,840
	3/17/2021					3,017	$44,380
	5/19/2021					4,540	$66,783
	5/19/2021(7)							1,816	$26,713
	5/19/2021(7)							1,816	$26,713
	5/19/2021(7)							907	$13,342
David P. Malone Former Bank President & Chief Operating Officer	9/1/2016	20,000	—	$17.18	9/1/2026
	5/23/2019					4,283	$63,003
	5/23/2019(4)							6,424	$94,497
	5/23/2019(5)							6,424	$94,497
	3/6/2020					3,908	$57,487
	4/22/2020(6)					13,667	$201,042
	4/22/2020(6)							10,250	$150,778
	4/22/2020							10,250	$150,778
	3/17/2021					5,596	$82,317
	5/19/2021					11,349	$166,944
	5/19/2021(7)							4,540	$66,783
	5/19/2021(7)							4,540	$66,783
	5/19/2021(7)							2,269	$33,377

__________
(1)    Vesting information about RSUs outstanding at December 31, 2021 are set forth in the table below:

Name	Grant Date	Program RSUs Granted Under	Shares Granted	Vesting Period	Vesting Portion	Vesting Begins / Occurs
Kevin S. Kim	5/23/2019	2019 LTIP	43,917	3 years	Substantially equal vesting	First anniversary of grant date
	4/22/2020	2020 LTIP	75,315	3 years
	5/19/2021	2021 LTIP	41,748	3 years
Alex Ko	5/23/2019	2019 LTIP	6,164	3 years
	3/6/2020	2019 STIP	5,376	2 years
	4/22/2020	2020 LTIP	10,000	3 years
	3/17/2021	2020 STIP	3,978	2 years
	5/19/2021	2021 LTIP	5,513	3 years
Kyu S. Kim	5/23/2019	2019 LTIP	5,439	3 years
	3/6/2020	2019 STIP	5,452	2 years
	4/22/2020	2020 LTIP	7,500	3 years
	3/17/2021	2020 STIP	3,840	2 years
	5/19/2021	2021 LTIP	4,378	3 years
Thomas P. Stenger	2/28/2019	New Hire Grant	5,700	5 years
	5/23/2019	2019 LTIP	3,698	3 years
	3/6/2020	2019 STIP	4,232	2 years
	4/22/2020	2020 LTIP	8,000	3 years
	3/17/2021	2020 STIP	3,017	2 years
	5/19/2021	2021 LTIP	4,540	3 years
David P. Malone	5/23/2019	2019 LTIP	12,849	3 years
	3/6/2020	2019 STIP	7,816	2 years
	4/22/2020	2020 LTIP	20,500	3 years
	3/17/2021	2020 STIP	5,596	2 years
	5/19/2021	2021 LTIP	11,349	3 years
(2)    Value based on $14.71, the closing price per share of our common stock on December 31, 2021.
(3)    Represents the number of shares issuable, assuming achievement of the target level performance conditions associated with each PSU.
(4)    Represents PSUs issued that were outstanding at December 31, 2021, but were subsequently forfeited on March 15, 2021 as the performance criteria were not met.
(5)    Represents PSUs that vested in part on March 15, 2022, based on satisfaction of the associated performance criteria, in each case as described above in the section titled “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity Incentive Awards”.
(6)    Represents PSUs that are scheduled to vest beginning on March 15, 2023, assuming the performance criteria are met, in each case as described above in the section titled “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity Incentive Awards”.
(7)    Represents PSUs that are scheduled to vest beginning in March 2024, assuming the performance criteria are met, in each case as described above in the section titled “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity Incentive Awards”.
(8)    Represents stock options issued on September 1, 2016, which options vest in substantially equal annual installments over a five-year period on September 1, 2017 and will become fully vested on September 1, 2021.

2021 Option Exercises and Stock Vested Table

The following table presents information concerning the number of shares acquired and the value realized during 2021 upon the exercise of stock options and the vesting of restricted stock and restricted stock units previously granted to each of the NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)	Date Vested	Closing Price on Date Vested
Kevin S. Kim Chairman, President & Chief Executive Officer	—	—	25,105	$374,567	4/22/2021	$14.92
			10,098	$156,216	4/26/2021	$15.47
			1,323	$20,467	4/26/2021	$15.47
			14,639	$225,294	5/24/2021	$15.39
Alex Ko Chief Financial Officer	—	—	2,116	$32,375	3/8/2021	$15.30
			2,688	$41,126	3/8/2021	$15.30
			3,333	$49,728	4/22/2021	$14.92
			1,566	$24,226	4/26/2021	$15.47
			2,055	$31,626	5/24/2021	$15.39
			1,400	$19,110	9/1/2021	$13.65
Kyu S. Kim Eastern Regional President	—	—	2,317	$35,450	3/8/2021	$15.30
			2,726	$41,708	3/8/2021	$15.30
			2,500	$37,300	4/22/2021	$14.92
			1,723	$26,655	4/26/2021	$15.47
			1,813	$27,902	5/24/2021	$15.39
			1,800	$24,570	9/1/2021	$13.65
Thomas P. Stenger Chief Risk Officer	—	—	1,140	$15,002	2/26/2021	$13.16
			2,116	$32,375	3/8/2021	$15.30
			2,666	$39,777	4/22/2021	$14.92
			1,233	$18,976	5/24/2021	$15.39
David P. Malone Former Bank President & Chief Operating Officer	—	—	3,727	$57,023	3/8/2021	$15.30
			3,908	$59,792	3/8/2021	$15.30
			6,833	$101,948	4/22/2021	$14.92
			3,246	$50,216	4/26/2021	$15.47
			4,283	$65,915	5/24/2021	$15.39
_________________
(1)    Values were determined by multiplying the number of stock options exercised by the difference between the closing market price of our common stock on the date of exercise and the stock option exercise price.
(2)    Values were determined by multiplying the number of shares or units, as applicable, that vested by the closing market price of our common stock on the vesting date.

2021 Nonqualified Deferred Compensation Table

The following table presents information concerning deferred compensation during the fiscal year ended December 31, 2021. Kevin S. Kim and Kyu S. Kim currently are the only NEOs employed with the Company who participated in the Company’s legacy Long-Term Cash Incentive Plan (“Legacy LTIP”).

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(1)	Aggregate Withdrawals/Distributions	Aggregate Balance at Last Fiscal Year-End(2)
Kevin S. Kim(3) Chairman, President & Chief Executive Officer	—	—	$13,471	—	$209,437
Kyu S. Kim(4) Eastern Regional President	—	—	$18,019	—	$280,133
__________
(1)    The earnings on the employee deferred compensation plans are calculated based on the total amount of interest accrued on account balances during 2021. The above-market portion of these interest amounts in 2021, which amounted to $5,557 for Kevin S. Kim and $2,105 for Kyu S. Kim are reported in the Summary Compensation Table above.
(2)    The following amounts included in this column for the Legacy LTIP also have been reported in the Summary Compensation Table above as compensation for prior years: Kevin S. Kim, $137,930; and Kyu S. Kim, $136,164.
(3)    Kevin S. Kim became a Legacy LTIP participant in 2014. According to the terms of his individual Legacy LTIP agreement, Kevin S. Kim was entitled to have up to $50,000 per year, for a five-year period beginning in 2014 through 2018, credited to a deferred compensation account which accrues interest at an annual rate of 6.25%, to be paid out starting when he reaches 65 years of age. The agreement had a three-year vesting cliff of 50% of his total potential contribution amount plus accrued interest in his deferred compensation account, with an additional 25% of the total contributions plus accrued interest vesting in each of years four and five.
(4)    Kyu S. Kim became a Legacy LTIP participant in 2008. According to the terms of her individual Legacy LTIP agreement, Kyu S. Kim was entitled to have up to $30,000 per year, for a ten-year period beginning in 2008 through 2017, credited to a deferred compensation account which accrues interest at an annual rate of 6.25%, to be paid out starting when she reaches 65 years of age. The agreement had a five-year vesting cliff of 50% of her total contribution amounts plus accrued interest in her deferred compensation account, with an additional 10% of the total contributions plus accrued interest vesting in each of years six through ten.

Employment Agreements

We do not have employment agreements in place for any of our NEOs, other than our Chief Executive Officer. We entered into a revised employment agreement with Mr. Kim (the “Revised Employment Agreement”) effective March 28, 2022, which agreement replaces Mr. Kim’s previous employment agreement that was previously entered into on April 27, 2017 (the “Prior Employment Agreement”). The material terms of each of the Prior Employment Agreement and Revised Employment Agreement are summarized below.

Any capitalized terms used below that are not otherwise defined will have the meanings ascribed to them, as applicable, in either the Revised Employment Agreement or the Prior Employment Agreement, copies of which are available as exhibits to our Annual Report and/or other reports we periodically file from time to time with the SEC.

Prior Employment Agreement

The following summarizes the terms of the Prior Employment Agreement, which was in effect during the year ended December 31, 2021:

Prior Employment Agreement In Effect During the Year Ended December 31, 2021
Name	Annual Base Salary	Term of Agreement
		Start Date	End Date	Renewal Option
Kevin S. Kim	$840,000, subject to annual adjustments at the discretion of the Company’s Board. As of December 31, 2021, Mr. Kim’s base was $1,030,000.	4/1/2017	3/31/2022
Automatic renewal for one year period beginning April 1, 2022 and on each anniversary of that date, unless notice of non-renewal is provided by either party. Agreement may not be extended beyond March 31, 2024.

In addition, the Company may terminate Mr. Kim’s employment at any time for Cause or without Cause upon 30 day’s written notice.

Further, Mr. Kim may elect to terminate his employment at any time upon 90- day’s written notice to the Company.

Bonus		Non-Solicitation and Confidentiality Restriction		Payments Upon Termination
Annual Cash Bonus and Annual Equity Incentive
Cash Bonus. Eligible for annual bonus, of at least 75% of base salary, subject to adjustment by the Compensation Committee. For the year ended December 31, 2020, Mr. Kim’s bonus opportunity was set at 100% of base salary. Actual amounts paid to Mr. Kim are subject to achievement of certain annual performance criteria.

Equity Incentive. Eligible for annual equity award with a grant date fair value of up to 125% of base salary. The terms of any such equity award are determined at the discretion of the Compensation Committee.

Agreement provides for a non-solicitation restriction for a period of one-year following termination. In addition, agreement requires certain information to remain confidential for an indefinite term.
Termination by the Company for Cause or by Mr. Kim without Good Reason. Entitled to receive all salary and other benefits earned or accrued, but unpaid through the date of termination (the “Accrued Benefits”).

Termination by the Company without Cause or by Mr. Kim with Good Reason. Entitled to receive:
i.all Accrued Benefits;
ii.severance of 150% of base salary (increases to 250% if termination occurs within one-year following a Change of Control); and
iii.accelerated vesting of any previously issued equity awards (provided that any performance-based awards will only vest to the extent any applicable performance conditions of such award are satisfied).

Revised Employment Agreement

As noted above, at the recommendation of the Compensation Committee and authorization of the board of directors, the Company and Mr. Kim entered into the Revised Employment Agreement. We believe the Revised Employment Agreement reflects current emerging market trends and practices, and is generally aligned with compensation arrangements of chief executive officers of similarly performing banks.

In making its recommendations as to the terms of the Revised Employment Agreement to the Company’s board of directors, the Chair of the Compensation Committee reviewed comparative compensation information from a group of peer companies, as well as certain market information provided by Pearl Meyer, the Company’s independent compensation consultant.

The following summarizes the terms of the Revised Employment Agreement:

Revised Employment Agreement
Name	Annual Base Salary	Term of Agreement
		Start Date	End Date	Renewal Option
Kevin S. Kim	$1,050,000, subject to annual adjustments at the discretion of the Company’s Board.	3/28/2022	3/31/2027
Automatic renewal for one year period beginning April 1, 2027 and on each anniversary of that date, unless notice of non-renewal is provided by either party. Agreement may not be extended beyond March 31, 2029.

In addition, the Company may terminate Mr. Kim’s employment at any time for Cause or without Cause upon 30 day’s written notice.

Further, Mr. Kim may elect to terminate his employment at any time upon 90- day’s written notice to the Company.

Bonus		Non-Solicitation and Confidentiality Restriction		Payments Upon Termination
Annual Cash Bonus and Annual Equity Incentive
Cash Bonus. Eligible for annual bonus opportunity, with an initial target amount equal to 100% of Mr. Kim’s annual base salary in effect at the applicable time. Actual cash bonus payments will be determined in good faith by the Compensation Committee and are subject to achievement of certain annual performance criteria.

Equity Incentive. Eligible for annual equity award with a grant date fair value of up to 150% of base salary, of which 50% of such annual equity awards will have service-based vesting conditions and the other 50% will have performance-based vesting conditions. The specific terms of any such equity award are determined at the discretion of the Compensation Committee.

Agreement provides for a non-solicitation restriction for a period of one-year following termination. In addition, agreement requires certain information to remain confidential for an indefinite term.
Termination by the Company for Cause or by Mr. Kim without Good Reason. Entitled to receive all salary and other benefits earned or accrued, but unpaid through the date of termination (the “Accrued Benefits”).

In the event Mr. Kim’s employment is terminated due to death or disability, then all unvested awards granted to Mr. Kim will vest; provided that if any award is subject to performance vesting conditions that have not been met, then the awards shall automatically become fully vested at the target number of shares.

Termination by the Company without Cause or by Mr. Kim with Good Reason. Entitled to receive:
i.all Accrued Benefits;
ii.severance of 150% of base salary (increases to 250% if termination occurs within one-year following a Change of Control); and
iii.accelerated vesting of any previously issued equity awards (provided that any performance-based awards will only vest to the extent any applicable performance conditions of such award are satisfied).

Potential Payments Upon Termination of Employment or Change in Control

The following table presents the estimated payments and benefits that each NEO would have been entitled to receive if his or her employment had terminated on December 31, 2021 for the various reasons specified in the table. Unless otherwise indicated, all amounts are payable in lump sums.

Name	Cash Severance Arrangements/Compensation	Acceleration of Unvested Options and Stock Awards(1)	Total Termination Benefits
Kevin S. Kim(2)
Voluntary Termination or Retirement	$—	$—	$—
Involuntary Termination (other than For Cause)	$1,545,000	$3,936,043	$5,481,043
Involuntary Termination (For Cause)	$—	$—	$—
Termination in Connection with Change in Control	$2,575,000	$3,936,043	$6,511,043
Death	$—	$—	$—
Disability	$—	$—	$—
Alex Ko
Voluntary Termination or Retirement	$—	$—	$—
Involuntary Termination (other than For Cause)	$—	$—	$—
Involuntary Termination (For Cause)	$—	$—	$—
Termination in Connection with Change in Control	$—	$626,308	$626,308
Death	$—	$—	$—
Disability	$—	$—	$—
Kyu S. Kim
Voluntary Termination or Retirement	$—	$—	$—
Involuntary Termination (other than For Cause)	$—	$—	$—
Involuntary Termination (For Cause)	$—	$—	$—
Termination in Connection with Change in Control	$—	$515,909	$515,909
Death	$—	$—	$—
Disability	$—	$—	$—
Thomas P. Stenger
Voluntary Termination or Retirement	$—	$—	$—
Involuntary Termination (other than For Cause)	$—	$—	$—
Involuntary Termination (For Cause)	$—	$—	$—
Termination in Connection with Change in Control	$—	$528,045	$528,045
Death	$—	$—	$—
Disability	$—	$—	$—
David P. Malone
Voluntary Termination or Retirement	$—	$—	$—
Involuntary Termination (other than For Cause)	$—	$—	$—
Involuntary Termination (For Cause)	$—	$—	$—
Termination in Connection with Change in Control	$—	$1,228,285	$1,228,285
Death	$—	$—	$—
Disability	$—	$—	$—
__________
(1)    As of December 31, 2021, awards granted to the NEOs under the 2007 Plan, 2016 Plan and 2019 Plan (collectively, the “Plans”) allow for accelerated vesting of all stock options upon a Change in Control, Death or by reason of Disability (as such terms are defined in the Plans), and accelerated vesting of all restricted stock and performance units only upon a Change in Control (as such term is defined in the Plans). This calculation assumes that each NEO’s restricted stock, restricted stock units and performance-based restricted stock units were paid out in stock (with respect to performance-based restricted stock units, assuming target-level performance) at the closing price on December 31, 2021, of $14.71 per share, and that unvested stock options were paid out in the amount of the difference between the stock closing price on December 31, 2021 of $14.71 per share and the option exercise price. All stock options held by the NEOs at December 31, 2021 have exercise prices that are higher than $14.71, so no value is attributable to those stock options for purposes of this table.
(2)    Pursuant to the terms of Kevin S. Kim’s Employment Agreement, which is more fully described above, cash severance is payable to Mr. Kim if termination occurs within one year following a Change of Control, as such term is defined in Mr. Kim’s Employment Agreement.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

Beneficial Ownership of Directors and Executive Officers

The following presents information concerning the beneficial ownership of our common stock as of the Record Date for (i) each of our directors, (ii) each of our Section 16 officers, and (iii) all directors and Section 16 officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Options exercisable within 60 days(2)	RSUs to Vest within 60 days(3)	Total Beneficial Ownership	Percentage of Shares Beneficially Owned(4)
Non-Executive Directors
Donald D. Byun	488,894	20,000	3,984	512,878	0.43%
Jinho Doo	13,382	20,000	3,516	36,898	0.03%
Daisy Y. Ha	455,051	52,540	3,516	511,107	0.42%
Joon K. Kim	6,666	—	3,984	10,650	0.01%
Steven S. Koh	3,347,418	36,167	5,319	3,388,904	2.82%
William J. Lewis	16,666	20,000	3,984	40,650	0.03%
David P. Malone	54,566	20,000	14,899	89,465	0.07%
Lisa K. Pai	32,639	—	1,482	34,121	0.03%
Mary E. Thigpen	—	—	3,254	3,254	—%
Scott Yoon-Suk Whang	76,005	20,000	5,859	101,864	0.08%
Dale S. Zuehls	14,166	20,000	3,984	38,150	0.03%
Section 16 Officers
Kevin S. Kim	650,449	260,660	53,390	964,499	0.80%
Alex Ko	26,178	20,000	7,225	53,403	0.04%
Jason K. Kim	63,071	30,000	6,767	99,838	0.08%
Kyu S. Kim	38,915	30,000	5,772	74,687	0.06%
Peter Koh	75,037	20,000	5,926	100,963	0.08%
Thomas P. Stenger	7,194	—	4,180	11,374	0.01%
All Directors and Section 16 Officers as a Group (17 Individuals)	5,366,297	569,367	137,041	6,072,705	5.05%
__________
(1)    Except as otherwise noted, may include shares held by such person’s spouse (except where legally separated or if stock is held as separate property) and minor children, and by any other relative of such person who has the same home; shares held in “street name” for the benefit of such person; shares held by a family trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); or shares held in an Individual Retirement Account or pension plan as to which such person (and/or such person’s spouse) is the sole beneficiary and has pass-through voting rights and investment power.
(2)    Includes shares which the named individual has the right to acquire through the exercise of vested stock options within 60 days of the Record Date.
(3)    Includes shares which the named individual has the right to acquire through the vesting of restricted stock units within 60 days of the Record Date.
(4)    The Percentage of Shares Beneficially Owned is based on the total number of shares of the Company’s common stock outstanding as of the Record Date, April 1, 2022, which was 120,327,689.

Beneficial Owners of More Than 5% of Our Stock

The following table presents information known to the Company pursuant to SEC filings required by Section 13(d) and Section 13(g) of the Exchange Act as of the Record Date concerning the beneficial owners of more than five percent of the outstanding shares of the Company’s common stock.
Beneficial Owners of More than Five Percent

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Shares Beneficially Owned(2)
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	17,615,116(3)	14.64%
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	13,805,202(4)	11.47%
Fuller & Thaler Asset Management, Inc. 411 Borel Avenue, Suite 300, San Mateo, CA 94402	9,216,805(5)	7.66%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One, Austin, TX 78746	8,505,280(6)	7.07%
State Street Corporation 1 Lincoln Street, Boston, MA 02111	6,544,380(7)	5.44%
 ______

(1)
We have relied on the filings with the SEC on Schedule 13G of each of the listed stockholders in determining how many shares each stockholder owns. The public filings on Schedule 13G, including any amendments thereto, by these stockholders reflect ownership information as of December 31, 2021.

(2)	The percentage of shares beneficially owned is calculated based upon 120,327,689 shares of common stock outstanding as of our Record Date of April 1, 2022.
(3)
Based solely upon information contained in a Schedule 13G/A filed with the SEC on January 28, 2022, BlackRock, Inc. has sole power to vote 17,250,204 shares; and sole power to dispose or direct the disposition of 17,615,116 shares.

(4)
Based solely upon information contained in a Schedule 13G/A filed with the SEC on February 10, 2022, The Vanguard Group has sole power to vote or direct the vote of zero shares; shared power to vote or direct the vote of 126,159 shares; sole power to dispose or direct the disposition of 13,586,432 shares; and shared power to dispose or direct the disposition of 218,770 shares.

(5)
Based solely upon information contained in a Schedule 13G/A filed with the SEC on February 8, 2022, Fuller & Thaler Asset Management, Inc. has sole power to vote or direct the vote of 9,013,036 shares; and sole power to dispose or direct the disposition of 9,216,805 shares.

(6)
Based solely upon information contained in a Schedule 13G/A filed with the SEC on February 8, 2022, Dimensional Fund Advisors LP has sole power to vote or direct the vote of 8,333,900 shares; and sole power to dispose or direct the disposition of 8,505,280 shares.

(7)
Based solely upon information contained in a Schedule 13G filed with the SEC on February 11, 2022, State Street Corporation has sole power to vote or direct the vote of zero shares; shared power to vote or direct the vote of 6,305,075 shares, sole power to dispose or direct the disposition of zero shares and shared power to dispose or direct the disposition of 6,544,380 shares.

ADDITIONAL INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our Company’s securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely upon a review of the copies of the forms furnished to our Company and information involving securities transactions of which the Company is aware, other than (i) a report filed by one of our executive offers reporting the granting of restricted stock units on March 17, 2021, (ii) the inadvertent exclusion by all but one of our executive officers of restricted stock units granted on March 17, 2021, which transactions were each reported in subsequently filed Section 16 reports, and (iii) a report filed by one of our directors reporting the granting of restricted stock units on September 23, 2021, all of our officers, directors and holders of more than 10% of the outstanding securities of the Company complied with the filing requirements pursuant to Section 16(a) of the Exchange Act.

Transactions with Related Persons

We may engage in transactions with our directors and executive officers, beneficial owners of more than five percent of the outstanding shares of the Company’s voting common stock and certain persons related to them.

General Policies and Procedures

As set forth in our Corporate Governance Guidelines, except for loans by the Bank, those transactions that constitute transactions with related persons under Item 404 of the SEC’s Regulation S-K are subject to the review, oversight and approval by the Audit Committee of our board of directors, which is comprised solely of independent directors. Loans by the Bank made in the ordinary course must be reviewed and approved by the independent directors of the full board of directors. In reviewing and approving these transactions, the Audit Committee or the independent directors of the full board, review the material facts concerning the relationship and financial interest of the relevant individuals in the transaction and whether the terms and conditions of the transaction are more or less favorable to the Company than those offered by unrelated third parties.

In addition, we review or monitor potential conflict of interest situations as described in more detail below. A potential conflict is considered to exist whenever an individual has an outside interest, direct or indirect, which could conflict with the individual’s duty to the Company or adversely affect the individual’s judgment in the discharge of his or her responsibilities at the Company.

•To identify related party transactions, each year we require our directors and executive officers to complete director and officer questionnaires identifying any transaction with us or any of our subsidiaries in which the officer or director or their family members have an interest. Directors and executive officers are required to notify the Legal Department of any updates to the information supplied in the questionnaire occurring after the date of its completion.
•Our Code of Ethics and Business Conduct for employees requires employees who may have a potential or apparent conflict of interest to notify their supervisor or the Ethics Officer. Our Director Code of Ethics and Business Conduct requires directors to notify the chair of the Nomination and Governance Committee.
•As required under its charter, the Nomination and Governance Committee is responsible for reviewing each director’s independence (according to the Nasdaq Stock Market, IRS and the SEC standards) and for making recommendations to the board of directors based on its findings.

All the transactions reported below were approved by our Audit Committee or the independent directors of the board of directors in accordance with these policies and procedures, and we believe that the terms of the loans were not less favorable to us as those we could have obtained from unrelated third parties.

There are no existing or proposed material transactions between the Company or the Bank and any of our officers, directors, nominees or principal stockholders or the immediate family or associates of the foregoing persons, except as indicated below.

Transactions Considered

Some of the directors and officers of the Company and/or the Bank and the immediate families and the business organizations with which they are associated, are customers of, and have had banking transactions with, the Bank in the ordinary course of our business, and we expect to have banking transactions with such persons in the future. All loans made to such persons have been made in the ordinary course of business; on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans to persons not related to the Bank; and do not involve more than a normal risk of collectability or present other unfavorable features.

In addition, as previously disclosed, our director David P. Malone retired as the Bank’s President & Chief Operating Officer as of December 31, 2021. Mr. Malone agreed to serve as an advisor to the Bank from January 1, 2022 through March 31, 2022 at $46,396 per month.

GENERAL INFORMATION ABOUT THE HOPE BANCORP, INC. 2022 ANNUAL MEETING OF STOCKHOLDERS

We are delivering this Proxy Statement and the enclosed Proxy Card to you because our Board is soliciting your vote at the 2022 Annual Meeting of Stockholders. This Proxy Statement summarizes the information we believe you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed Proxy Card by mail. You may also vote by Internet or telephone, as instructed on the Proxy Card.

The Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is April 1, 2022. On that date, 120,327,689 shares of our common stock were outstanding, which is our only class of voting stock. Along with this Proxy Statement and a Proxy Card, we are also sending you our 2021 Annual Report on Form 10-K for the year ended December 31, 2021. Electronic copies of this Proxy Statement and the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2021 are also available electronically online at https://www.ir-hopebancorp.com/sec-filings/proxy-materials/default.aspx.

You may request printed copies by mail addressed to:

Hope Bancorp, Inc.
Attn.: Investor Relations
3200 Wilshire Boulevard, 5th Floor
Los Angeles, CA 90010

or, via email to investor@bankofhope.com or angie.yang@bankofhope.com, or by telephone to Ms. Angie Yang at (213) 251-2219. By including the foregoing website address, the Company does not intend to and shall not be deemed to incorporate by reference any material contained therein.

Attending the Virtual Annual Meeting

In light of the public health threats as a result of the COVID-19 pandemic and to help prevent the spread of the coronavirus, we believe conducting a virtual Annual Meeting this year is in the best interests of all of our stockholders. This will be our third time hosting a completely virtual meeting of stockholders, and we believe this virtual format will allow stockholder attendance and participation from any location around the world.

Accordingly, the Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company, otherwise known as a holder of record, as of the close of business on the Record Date, April 1, 2022, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held. We began mailing this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 to our stockholders as of the Record Date on or about April 22, 2022.

You will be able to attend the virtual Annual Meeting online and submit your questions during the meeting by visiting http://www.meetnow.global/MLA6QFP. You also will be able to vote your shares online by attending the virtual Annual Meeting by webcast and by following the procedures set forth in this Proxy Statement. To participate in the virtual Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

Registering to Attend the Virtual Annual Meeting

If you are a registered stockholder (i.e., you hold your shares directly through our transfer agent, Computershare), you do not need to separately register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast, you must submit proof of your proxy power (legal proxy) reflecting your Hope Bancorp, Inc. holdings along with your name and email address to our transfer agent, Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time, on May 18, 2022.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By mail Computershare Hope Bancorp Legal Proxy P.O. Box 43001 Providence, RI 02940-3001	By email Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

Copies of Materials and Our Annual Report on Form 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC pursuant to the Exchange Act, without exhibits, is included with this Proxy Statement. In addition, our Form 10-K is available on the Company’s website, www.ir-hopebancorp.com, and the SEC maintains a website, http://www.sec.gov, which contains information we file with them, including the Form 10-K and the exhibits. If you would also like a copy of the exhibits, please write to: Hope Bancorp, Inc., ATTN: Investor Relations, 3200 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90010 or telephone Ms. Angie Yang at (213) 251-2219, or by email at angie.yang@bankofhope.com.

The SEC has adopted rules that permit companies, brokers and other intermediaries to satisfy the delivery requirements for Proxy Statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those share/stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” our Proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker and direct your written request to Hope Bancorp, Inc., Attention: Investor Relations, 3200 Wilshire Blvd., Suite 1400, Los Angeles, CA 90010 or telephone Ms. Angie Yang at (213) 251-2219. We will undertake to furnish any stockholder so requesting a separate copy of these Proxy materials. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

Who Can Vote at the Annual Meeting

The record date for the Annual Meeting is April 1, 2022. Only holders of record of the Company’s common stock as of the close of business on that date are entitled to notice of and to vote at the Annual Meeting. Each share of common stock that you own entitles you to one vote. The Proxy Card indicates the number of shares of common stock that you own. Our Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

Voting Shares Held in “Street Name” by a Broker

If your shares are held in “street name” by a broker, your broker does not have authority to vote those shares on any “non-routine” proposal, except in accordance with voting instructions received from you. On “routine” matters, however, your broker may vote your shares if the broker has transmitted proxy-soliciting materials to you, as the beneficial owner of the shares, but has not received voting instructions from you on such proposal. You should instruct your bank, broker or other nominee as to how to vote your shares, by following the directions your bank, broker or other nominee provides to you. Please check the voting form used by your bank, broker or other nominee.

Proposal 1, the election of directors, and Proposal 3, the advisory vote on compensation of our named executive officers, are “non-routine” proposals and your broker will not be permitted to vote on these proposals if you fail to provide voting instructions. Shares represented by such broker non-votes will, however, be counted in determining whether there is a quorum.

Proposal 2, the ratification of the selection of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022, is a “routine” proposal, and therefore your broker may exercise its discretion to vote shares of common stock held on your behalf with respect to this proposal if you fail to provide voting instructions.

Number of Shares Required to be Present at the Annual Meeting

The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the outstanding shares of the Company’s common stock as of the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. At the close of business on the Record Date, April 1, 2022, 120,327,689 shares of common stock were outstanding and entitled to vote.

How to Vote Your Shares

Whether you plan to attend the virtual Annual Meeting or not, we urge you to vote by one of the methods described below. Each of these voting methods are also described on the enclosed Proxy Card.

1.You can vote by mail. If you properly complete, sign and return the proxy card, it will be voted in accordance with your instructions.

2.You can vote by telephone. If you are a registered stockholder, that is, if your shares are held in your own name, you can vote by telephone by calling the toll free number 1-800-652-VOTE (8683) in the United States, Puerto Rico or Canada on a touch-tone phone and following the recorded instructions. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can vote by telephone.

3.You can vote via the internet. If you are a registered stockholder, you can vote via the internet by visiting a website established for that purpose at www.investorvote.com/HOPE and following the instructions provided on that website. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can also vote via the internet.

4.You can vote at the Annual Meeting. If you plan to virtually attend the Annual Meeting and wish to vote in person, you may vote your shares at the Annual Meeting. Note, however, that if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a legal proxy from the holder of your shares indicating that you were the beneficial owner of those shares on April 1, 2022, the record date for voting at the Meeting, and that you are authorized to vote such shares. You are encouraged to vote by proxy prior to the Annual Meeting even if you plan to virtually attend the Annual Meeting.

Revoking your Proxy

If you are a registered stockholder of Hope Bancorp common stock, you may change your vote or revoke your proxy at any time before it is voted by:

•signing and returning a Proxy Card with a later date;
•delivering a written revocation letter to the Company’s corporate secretary;
•attending the virtual Annual Meeting, and voting by ballot at the virtual Annual Meeting (attendance at the virtual Annual Meeting alone will not revoke your proxy); or
•voting by Internet or telephone.

A revocation letter or later-dated proxy first received by the Company after the vote will not affect the vote. Hope Bancorp’s corporate secretary’s mailing address is: Corporate Secretary, Hope Bancorp, Inc. 3200 Wilshire Blvd. Suite 1400, Los Angeles, California 90010.

If you hold shares of Hope Bancorp common stock in “street name” through a bank or broker or other nominee, you should contact your bank or broker or other nominee to change your vote or revoke your proxy.

Appraisal or Dissenter’s Rights

None of the proposals to be acted upon at the Annual Meeting and discussed in this Proxy Statement carry rights of appraisal or similar rights of dissenters.

Board of Director Voting Recommendations

The voting recommendations from the board of directors are as follows for each of the matters presented to stockholders at the Annual Meeting:

No.	Proposal	Board Vote Recommendation:
1.	Election of 12 persons identified in this proxy statement to serve as members of the Hope Bancorp board of directors until the next annual meeting and until their successors are elected and qualified.	FOR each director nominee

2.	Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.	FOR

3.	Approval, on an advisory and nonbinding basis, of the compensation of the Company’s “Named Executive Officers” as described in this Proxy Statement.	FOR

How Shares are Treated When No Voting Instructions are Provided

Registered Stockholders. If you are a registered stockholder, that is, if your shares are held in your own name, and you submit a proxy but do not indicate any voting instructions, your shares will be voted according to the Board of Directors’ recommendations as reflected in the chart above.

Holders of Shares in “Street” Name. If you hold your shares in “street” name through a broker and do not provide your broker with voting instructions, your broker will be able to vote your shares on Proposal 2, the ratification of the appointment of the independent registered public accounting firm.

Under applicable stock exchange requirements, brokers holding shares beneficially owned by their clients are not permitted to cast votes with respect to the election of directors (Proposal 1) or on the advisory vote to approve executive compensation (Proposal 3), unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker, if your shares are held by a broker, so that your vote with respect to directors and your nonbinding advisory vote on the compensation paid to our Named Executive Officers is counted.

Vote Required for Each Proposal and Treatment and Effect of Abstentions and Broker Non-Votes

The vote required for each proposal and the treatment and effect of abstentions and broker non-votes with respect to each of the other proposals is as follows:

No.	Proposal	Vote Required	Abstentions	Broker Non-Votes
1.	Election of 12 persons identified in this proxy statement to serve as members of the Hope Bancorp board of directors until the next annual meeting and until their successors are elected and qualified.	For each director, the number of votes cast for the director’s election must exceed the number of votes withheld or cast against the director’s election.	For Proposals 1 and 2, do abstentions count as votes cast? No.	For Proposals 1 and 2, do broker non-votes count as votes cast? No.

2.	Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.	Affirmative vote of a majority of the votes cast.	What is the effect? An abstention will have no effect on a director’s election and no effect on Proposal 2.	What is the effect? A broker non-vote will have no effect on a director’s election and no effect on Proposal 2.

3.	Approval, on an advisory and nonbinding basis, of the compensation of the Company’s “Named Executive Officers” as described in this Proxy Statement.	Affirmative vote of a majority of the votes cast.	For Proposal 3, do abstentions count as votes cast? No. What is the effect? An abstention will have no effect on a director’s election and no effect on Proposal 3.	For Proposals 3, do broker non-votes count as votes cast? No. What is the effect? A broker non-vote will have no effect on Proposal 3.

If you abstain from any proposal, your shares will still be included for purposes of determining whether a quorum is present. Shares treated as broker non-votes on one or more items also will be included for purposes of calculating the presence of a quorum.

Actions Required if any Director Nominee Does Not Receive the Required Majority Vote

Our directors are elected by a plurality-plus voting standard coupled with a mandatory resignation policy for nominees who fail to achieve an affirmative majority of votes cast. Under this policy, if a nominee for election (or re-election) as director in an uncontested election does not receive at least a majority of the votes cast at any meeting called for, among other things, the election of directors, at which a quorum has been confirmed, the director, duly elected in accordance with the requirements of the Delaware General Corporation Law, shall promptly (and in any event within two business days following the election) tender his or her resignation from the board (conditioned upon acceptance by the board) to the Chair of the Nomination and Governance Committee with a copy to the Chairman of the Board. In the event that any director does not tender his or her conditional resignation in accordance with this Policy, he or she will not be re-nominated by the board for re-election at the next annual meeting.

Inspector of Election

The Board of Directors has appointed Ms. Angie Yang to act as Inspector of Election at the Annual Meeting to tabulate the votes cast.

Proxy Solicitation Costs

The Company will bear the cost of this solicitation of proxies, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the additional materials used in this solicitation of proxies. The proxies will be solicited principally by mail, but our directors, officers and regular employees may solicit proxies personally or by telephone. Although there is no formal agreement to do so, we will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies.

Stockholder Proposals for the Annual Meeting of Stockholders to be Held in 2023

For a stockholder proposal regarding new business or a director nominee to be considered for inclusion in our proxy statement for our annual meeting of stockholders next year, proposals or nominees will need to comply with timing and other requirements of SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Rule 14a-8 provides in pertinent part that the proposal must be received at the Company’s principal executive offices not less than 120 calendar days before the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting. Proposals and nominees that stockholders seek to have included in the Company’s 2023 proxy statement must deliver the notice to our Legal Department not later than December 23, 2023. However, if the Company did not hold an annual meeting the previous year, or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.

Moreover, notices for stockholder proposals must comply with the Company’s “advance notice” bylaws. Instructions for stockholder proposals regarding director nominees are described in “Proposal 1: Election of Directors — Director Nomination Process –Stockholder Recommended Candidate.” For stockholder proposals regarding any other business, the proposing stockholder must provide certain information mandated by our bylaws, including: (i) a brief description of the business desired to be brought before the annual meeting; (ii) the text of the proposal (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment); (iii) the reasons for conducting such business at the annual meeting; (iv) any material interest of the proposing stockholder and beneficial owner, if any, in such business; and (v) a description of all agreements, arrangement and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by the proposing stockholder. The Company will not consider stockholder proposals that do not comply with our “advance notice” bylaws and applicable law.

OTHER MATTERS

The board of directors knows of no other matters that will be brought before the Annual Meeting, but if such matters are properly presented at the meeting, proxies solicited hereby will be voted in accordance with the direction of the board of directors, or, if no direction is given, in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Annual Meeting in accordance with the terms of such proxies.

Hope Bancorp VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/HOPE** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/HOPE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Hope Bancorp, Inc. 2022 Annual Meeting of Stockholders — Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS OF HOPE BANCORP, INC. RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES IDENTIFIED IN PROPOSAL 1 AND "FOR" EACH OF PROPOSALS 2 AND 3.

01 - Kevin S. Kim	05 - Jinho Doo	09 - David P. Malone
02 - Scott Yoon-Suk Whang	06 - Daisy Y. Ha	10 - Lisa K. Pai
03 - Steven S. Koh	07 - Joon Kyung Kim	11 - Mary E. Thigpen
04 - Donald D. Byun	08 - William J. Lewis	12 - Dale S. Zuehls

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03MKWB

The 2022 Annual Meeting of Stockholders of Hope Bancorp, Inc. (the "Annual Meeting") will be held on Thursday, May 19, 2022 at 10:30 am Pacific Time, virtually, via the Internet, at www.meetnow.global/MLA6QFP.

To access the virtual Annual Meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/HOPE

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

REVOCABLE PROXY — HOPE BANCORP, INC.

2022 ANNUAL MEETING OF STOCKHOLDERS — May 19, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOPE BANCORP, INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

The undersigned stockholder(s) of Hope Bancorp, Inc. (the "Company") hereby nominates, constitutes and appoints Kevin S. Kim and Angelee J. Harris and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the 2022 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Thursday, May 19, 2022 at 10:30 a.m. PT, as fully and with the same force and effect as the undersigned might or could do if personally present at the Annual Meeting, as stated on the reverse side.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" EACH OF PROPOSALS 2 AND 3.

IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Hope Bancorp VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Hope Bancorp, Inc. 2022 Annual Meeting of Stockholders — Proxy Card

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — THE BOARD OF DIRECTORS OF HOPE BANCORP, INC. RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES IDENTIFIED IN PROPOSAL 1 AND "FOR" EACH OF PROPOSALS 2 AND 3.

+

01 - Kevin S. Kim	05 - Jinho Doo	09 - David P. Malone
02 - Scott Yoon-Suk Whang	06 - Daisy Y. Ha	10 - Lisa K. Pai
03 - Steven S. Koh	07 - Joon Kyung Kim	11 - Mary E. Thigpen
04 - Donald D. Byun	08 - William J. Lewis	12 - Dale S. Zuehls

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

+

03MKXB

The 2022 Annual Meeting of Stockholders of Hope Bancorp, Inc. (the "Annual Meeting") will be held on Thursday, May 19, 2022 at 10:30 am Pacific Time, virtually, via the Internet, at www.meetnow.global/MLA6QFP.

To access the virtual Annual Meeting, please refer to the instructions in the proxy statement.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — HOPE BANCORP, INC.

2022 ANNUAL MEETING OF STOCKHOLDERS — May 19, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOPE BANCORP, INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

The undersigned stockholder(s) of Hope Bancorp, Inc. (the "Company") hereby nominates, constitutes and appoints Kevin S. Kim and Angelee J. Harris and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the 2022 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Thursday, May 19, 2022 at 10:30 a.m. PT, as fully and with the same force and effect as the undersigned might or could do if personally present at the Annual Meeting, as stated on the reverse side.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" EACH OF PROPOSALS 2 AND 3.

IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)